                                                                 EXHIBIT 10.12


                      AMENDED AND RESTATED CREDIT AGREEMENT

                              Dated October 6, 1993


                                      among


                                  BANCTEC, INC.


                          and its Domestic Subsidiaries


                                BANCTEC USA, INC.
                                BTI SYSTEMS, INC.
                           BANCTEC (PUERTO RICO), INC.
                           BANCTEC (MANAGEMENT), INC.
                      BANCTEC THIRD PARTY MAINTENANCE, INC.


                             THE BANKS NAMED HEREIN


                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                               Funds Administrator


                                       and


                    TEXAS COMMERCE BANK, NATIONAL ASSOCIATION
                     as Agent and in its Individual Capacity



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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I. DEFINITIONS

      Section 1.1.   Certain Defined Terms...................................2
      Section 1.2.   Accounting and Other Terms.............................16

ARTICLE II. TERM LOAN

      Section 2.1.   Term Loan..............................................16
      Section 2.2.   Term Notes.............................................16

ARTICLE III. THE REVOLVING CREDIT LOAN

      Section 3.1.   Revolving Credit Loan..................................17
      Section 3.2.   Revolving Credit Notes.................................17
      Section 3.3.   Borrowing Procedure....................................18
      Section 3.4.   Disbursement of Advances...............................19
      Section 3.5.   Use of Proceeds........................................19
      Section 3.6.   Commitment Fee; Reduction or Term-
                     ination of Revolving Credit Commitment.................19

ARTICLE IV. ACQUISITION FACILITY LOAN

      Section 4.1.   Acquisition Facility Loan..............................20
      Section 4.2.   Acquisition Facility Notes.............................20
      Section 4.3.   Borrowing Procedure....................................21
      Section 4.4.   Disbursement of Advances...............................21
      Section 4.5.   Use of Proceeds........................................21
      Section 4.6.   Commitment Fee.........................................21
      Section 4.7.   Funding Fee............................................22

ARTICLE V. PAYMENTS AND CONVERSIONS

      Section 5.1.   Method of Payment......................................22
      Section 5.2.   Optional Prepayments...................................22
      Section 5.3.   Selection and Conversion of
                     Interest Options.......................................23
      Section 5.4.   Interest Computations; Notice of
                     Base Rate Change.......................................23

ARTICLE VI. SPECIAL PROVISIONS; ILLEGALITY

      Section 6.1.   Additional Costs.......................................24
      Section 6.2.   Limitations on Types of Interest Options...............25

                                       -i-

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      Section 6.3.   Illegality.............................................26
      Section 6.4.   Substitute Rates.......................................26
      Section 6.5.   Compensation...........................................27
      Section 6.6.   Capital Adequacy.......................................27

ARTICLE VII. COLLATERAL, SET-OFF AND GUARANTIES

      Section 7.1.   Release of Collateral..................................28
      Section 7.2.   Set-off................................................28
      Section 7.3.   Guaranty of the Obligations............................28

ARTICLE VIII. CONDITIONS PRECEDENCE

      Section 8.1.   Initial Acquisition Facility
                     Loan Advance...........................................29
      Section 8.2.   Any Acquisition Facility Advance.......................30
      Section 8.3.   Any Advance............................................30

ARTICLE IX. REPRESENTATIONS AND WARRANTIES

      Section 9.1.   Organization, Standing, Qualification..................31
      Section 9.2.   Authorization, Enforceability, Etc.....................31
      Section 9.3.   Ownership of Subsidiaries and
                     Names; Joint Ventures..................................32
      Section 9.4.   Financial Statements and Business Conditions...........32
      Section 9.5.   Taxes..................................................33
      Section 9.6.   Title to Properties; Liens.............................33
      Section 9.7.   Leases.................................................33
      Section 9.8.   Business; Compliance...................................33
      Section 9.9.   Franchises, Patents, Trademarks and Other Rights.......33
      Section 9.10.  Litigation, Proceedings, Etc...........................33
      Section 9.11.  Compliance with Law....................................34
      Section 9.12.  Employee Benefit Plans.................................34
      Section 9.13.  Use of Proceeds........................................34
      Section 9.14.  Relationship to the Banks..............................34
      Section 9.15.  Investment Company Act.................................34
      Section 9.16.  Public Utility Holding Company Act.....................34
      Section 9.17.  Government Regulation..................................34
      Section 9.18.  Regulation U...........................................35
      Section 9.19.  Environmental Laws.....................................35
      Section 9.20.  Labor Disputes; Compliance.............................35
      Section 9.21.  Benefit to Obligated Parties...........................35
      Section 9.22.  Original Credit Agreement..............................35

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ARTICLE X. COVENANTS

      Section 10.1.  Financial Statements...................................36
      Section 10.2.  Certificates; SEC Filings; Other Information...........36
      Section 10.3.  Transactions with Affiliates...........................37
      Section 10.4.  Preservation of Existence, Properties
                     and Business...........................................38
      Section 10.5.  Business Combinations..................................38
      Section 10.6.  Payment of Taxes and Claims............................39
      Section 10.7.  Inspection Rights......................................40
      Section 10.8.  Keeping Books and Records..............................40
      Section 10.9.  Compliance with Laws...................................40
      Section 10.10. Compliance with Agreements.............................40
      Section 10.11. Notices................................................41
      Section 10.12. Compliance with ERISA and the Internal
                     Revenue Code...........................................41
      Section 10.13. Compliance with Regulations G, T, U and X..............41
      Section 10.14. Further Assurances.....................................41
      Section 10.15. Limitation on Debt.....................................41
      Section 10.16. Minimum Net Worth......................................42
      Section 10.17. Consolidated Current Assets to
                     Consolidated Current Liabilities.......................42
      Section 10.18. Minimum Interest Coverage Ratio/
                     Minimum Cash Flow Coverage Ratio.......................42
      Section 10.19. Maximum Debt to Capitalization Ratio...................43
      Section 10.20. Amendment of Corporate Documents.......................43
      Section 10.21. Distributions..........................................43
      Section 10.22. Investments............................................43
      Section 10.23. Negative Pledge........................................43
      Section 10.24. Capital Expenditures...................................44
      Section 10.25. Agreements.............................................44
      Section 10.26. Insurance..............................................44

ARTICLE XI. DEFAULT

      Section 11.1.  Events of Default......................................44
      Section 11.2.  Remedies...............................................46
      Section 11.3.  Performance by Agent...................................47

ARTICLE XII. THE AGENT

      Section 12.1.  Appointment, Powers and Immunities.....................47
      Section 12.2.  Rights as a Bank.......................................48
      Section 12.3.  Sharing of Payments....................................49
      Section 12.4.  No Liability of Agent; Indemnity.......................49
      Section 12.5.  Agent's Employees; Funds Administrator.................50
      Section 12.6.  Reliance by Agent......................................50

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      Section 12.7.  Several Commitments....................................50
      Section 12.8.  Successor Agent........................................51

ARTICLE XIII. MISCELLANEOUS

      Section 13.1.  Amendments, Etc........................................51
      Section 13.2.  Notices................................................51
      Section 13.3.  No Waiver; Remedies....................................52
      Section 13.4.  Costs, Expenses and Taxes..............................52
      Section 13.5.  Indemnity..............................................52
      Section 13.6.  Fees...................................................53
      Section 13.7.  Governing Law..........................................53
      Section 13.8.  Maximum Interest Rate..................................53
      Section 13.9.  Survival of Representations and Warranties.............54
      Section 13.10. Binding Effect.........................................54
      Section 13.11. Successors and Assigns; Participations.................54
      Section 13.12. Assumption or Substitution.............................57
      Section 13.13. Invalid Provisions.....................................58
      Section 13.14. Number and Gender of Words.............................58
      Section 13.15. Descriptive Headings...................................58
      Section 13.16. Execution in Counterparts..............................58
      Section 13.17. Letter of Credit Advances..............................58
      Section 13.18. Entire Agreement.......................................59


                                      -iv-

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                      AMENDED AND RESTATED CREDIT AGREEMENT

      This AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 6, 1993, is among: (i) BANCTEC, INC., a Delaware corporation ("Borrower"); (ii) the following Subsidiaries of Borrower (the "Domestic Subsidiaries"): BANCTEC USA, INC., a Delaware corporation, BTI SYSTEMS, INC., a Pennsylvania corporation, BANCTEC (PUERTO RICO), INC., a Delaware corporation, BANCTEC (MANAGEMENT),
INC., a Delaware corporation, BANCTEC THIRD PARTY MAINTENANCE, INC., a Texas corporation; (iii) the banks listed on the signature pages hereof (the "Banks"),
(iv) TEXAS COMMERCE BANK, NATIONAL ASSOCIATION, a national banking association (in its capacity as agent for the Banks, together with its successors and assigns in such capacity, "Agent" and in its individual capacity "TCB"), and
(iv) TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("Funds Administrator").

                                    RECITALS:

      A. Pursuant to the Original Credit Agreement and the Amendments (defined in Section 1.1), the Banks have previously extended to Borrower a term loan of up to $57,000,000 (the "Term Loan") and a revolving credit loan in a principal amount not to exceed $20,000,000.

      B. Borrower and the Subsidiaries have requested the Banks to extend credit to Borrower in order to enable it to borrow from time to time up to the principal of $55,000,000 (the "Acquisition Facility Loan") for the purpose of making Acquisitions (defined in Section 1.1.)

      C. Borrower and the Subsidiaries have requested that the Banks modify certain of the terms of the Term Loan, the Revolving Credit Loan and the Original Credit Agreement (as previously amended).

      D. The Banks are willing to extend the Acquisition Facility Loan to Borrower and to modify certain terms of the Term Loan and the Revolving Credit Loan upon and subject to the terms and provisions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

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                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "ACQUISITION" means an Investment in capital stock or other equity securities (or securities convertible into, exchangeable for or evidencing any right or option to purchase or otherwise acquire any such stock or securities) of any Person if, afterward, such Person would be a Subsidiary, or any acquisition of all or a significant portion of the Property of any Person, that at such time was not a wholly-owned Subsidiary, whether such Investment or acquisition was effected by purchase, exchange, Combination or otherwise.

      "ACQUISITION FACILITY LOAN" means the loan described in Recital B of this Agreement and made or to be made pursuant to Section 4.1.

     "ACQUISITION FACILITY CLOSING DATE" means October 6, 1993.

     "ACQUISITION FACILITY COMMITMENT" shall have the meaning assigned to it in Section 4.1.

     "ACQUISITION FACILITY NOTES" shall have the meaning assigned to it in
Section 4.2.

     "ADDITIONAL COSTS" shall have the meaning assigned to it in Section
6.1(a).

     "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in substantially the form of EXHIBIT "A" hereto, which each Bank shall complete and provide to Agent.

      "ADVANCE" means an advance of funds by Bank to Borrower pursuant to
Article III or Article IV.

     "ADVANCE REQUEST FORM" means a certificate, in substantially the form of EXHIBIT "B" hereto, properly completed and signed by Borrower requesting Advances.

      "AFFILIATE" means any Person that, directly or indirectly, controls, or is controlled by or under common control with, another Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise. Without limiting the generality of the foregoing, a Subsidiary of a Person is an Affiliate of that Person.

      "AGENT" shall have the meaning assigned to it in the first paragraph of this Agreement.

      "AGREEMENT" means this Amended and Restated Credit Agreement, as it may be modified or amended from time to time hereafter in accordance with the provisions hereof. This

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Agreement supersedes the Original Credit Agreement and all of the Amendments.

      "AMENDMENTS" means the amendments to the Original Credit Agreement among Borrower, the Guarantors, the Banks and Agent which preceded this Agreement, including Amendment No. 1 to Credit Agreement dated as of February 10, 1989, Amendment No. 2 to Credit Agreement dated as of May 31, 1989, Amendment No. 3 to Credit Agreement dated as of October 19, 1990, Amendment No. 4 to Credit Agreement dated as of November 1, 1990 and Amendment No. 5 to Credit Agreement dated as of October 1, 1991.

     "ALTERNATE BASE RATE" means at anytime, the greater of (a) the Base
Rate, or (b) the Federal Funds Rate plus one-half of one percent ( 1/2 of 1%).

      "APPLICABLE ACQUISITION FACILITY RATE" means at any time, (a) with respect to Eurodollar Loans, a rate per annum equal to the Eurodollar Rate, (b) with respect to CD Rate Loans, a rate per annum equal to the CD Rate and (c) with respect to Base Rate Loans, a rate per annum equal to the Alternate Base Rate.

     "APPLICABLE LENDING OFFICE" means with respect to each Bank, such Bank's Domestic Lending Office for the portions of the Loans bearing interest at the Alternate Base Rate and the CD Rate, and such Bank's Eurodollar Lending Office for the portions of the Loans bearing interest at the Eurodollar Rate.

     "APPLICABLE REVOLVING CREDIT RATE" means at any time (a) with respect to Eurodollar Loans, a rate per annum equal to the Eurodollar Rate plus one percent (1%), and (b) with respect to Base Rate Loans, a rate per annum equal to the Alternate Base Rate.

     "APPLICABLE TERM RATE" means at any time, (a) with respect to Eurodollar Loans, a rate per annum equal to the Eurodollar Rate, (b) with respect to CD Rate Loans, a rate per annum equal to the CD Rate and (c) with respect to Base Rate Loans, a rate per annum equal to the Alternate Base Rate.

      "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. S 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the U.S.

      "ASSIGNMENT AND ACCEPTANCE" shall have the meaning assigned to it in
Section 13.11(c).

      "AUTHORIZATIONS" shall have the meaning assigned to it in Section 9.9.

      "BANK" shall mean each of the banks listed on the signature pages of this Agreement.

      "BASE RATE" means at anytime, the rate of interest per annum then most recently announced by TCB as its prime rate and thereafter entered into the minutes of TCB's Loan and Discount Committee, automatically fluctuating upward and downward with and at the time specified in each such announcement without special notice to Borrower. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. TCB may make commercial or other loans at rates of interest at. above or below the Base Rate.

     "BASE RATE LOAN" means a portion of any Loan which bears interest at a rate based upon the Alternate Base Rate as determined pursuant to Section 5.4.

      "BOARD" means the Board of Governors of the U.S. Federal Reserve
System.

     "BORROWER" shall have the meaning assigned to it in the first paragraph of this Agreement.

     "BORROWINGS" means for any Person: (a) all indebtedness (including, in the case of the Obligated Parties, the Obligations), whether or not represented by bonds, debentures, notes, securities or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all indebtedness under any capital lease, (d) all indebtedness under guaranties, endorsements, assumptions, or other contractual contingent obligations, including any letters of credit, or obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof and (f) all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations referred to above in (a), (b), (c), (d) or (e).

      "BUSINESS DAY" means a day other than (i) Saturday, (ii) Sunday, or
(iii) any other day on which banks are required or authorized to close in Dallas or Houston, Texas, or Washington, D.C.

      "CAPITAL EXPENDITURES" means for any period, all investments in fixed or capital assets (including spare parts to the extent that spare parts are treated by GAAP as fixed or capital assets) during such period, but excluding Acquisitions.

      "CD QUOTED RATE" means the rate of interest per annum determined by Agent to be the average (rounded upward to the nearest whole multiple of one sixteenth of one percent) of the interest rates quoted by the Reference Banks as of approximately 10:00 a.m. Dallas time (or as soon thereafter as practicable) on the beginning date of such Interest Period by a total of three dealers in certificates of deposit in an amount comparable to the CD Rate Loan to which such Interest Period applies and having a maturity comparable to such Interest Period. If any Reference Bank does not furnish a timely quotation, Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks. If none of such quotations is available on a timely basis, the provisions of Section 6.4 shall apply. The determination by Agent of the rate of interest per annum provided hereby shall be conclusive absent manifest error.

     "CD RATE" means for any CD Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest l/100th of 1%) equal to (i) the CD Quoted Rate for such CD Rate Loan for the Interest Period for such CD Rate Loan divided by 1.0 minus the CD Reserve Requirement for such CD Rate Loan for such Interest Period, plus (ii) the Assessment Rate, plus (iii) the Interest Rate Adjustment Factor as of the beginning date of such Interest Period.

     "CD RATE LOAN" means a portion of any Loan which bears interest at a rate based upon the CD Rate.

     "CD RESERVE REQUIREMENT" means for any CD Rate Loan and for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits in excess of $l,000,000,000 in respect of nonpersonal time deposits in Dollars in New York City having original maturities and principal amounts comparable to the relevant CD Rate Loan and its Interest Period, and in the amount of $100,000 or more. Without limiting the effect of the foregoing, the CD Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change.

      "CENTRAL TIME" means Central Standard Time or Central Daylight Savings Time, as the case may be.

      "COLLATERAL" means all Property of Borrower and its Subsidiaries and any proceeds therefrom as to which the Banks were given security interests, pledges, hypothecations, liens or mortgages pursuant to the Original Credit Agreement and the Amendments.

      "COMBINATION" means any merger, consolidation, amalgamation or share exchange involving two or more Persons.

     "COMMITMENT" means as to any Bank, the aggregate of such Bank's Acquisition Facility Commitment and Revolving Credit Commitment.

      "CONSOLIDATED TANGIBLE ASSETS" means net assets of Borrower and its Subsidiaries, on a consolidated basis, less the sum of (a) any surplus resulting from any write-up of assets, (b) goodwill, including any amounts, however designated, representing the excess of the purchase price paid for assets acquired over the book value assigned thereto by Borrower, (c) patents, trademarks, service marks, trade names and copyrights, and (d) other intangible assets.

     "CURRENT DATE" means a date within 30 days prior to the Acquisition Facility Closing Date.

     "CURRENT FINANCIALS" means the consolidated Financial Statements of Borrower and its Subsidiaries for the fiscal year ended March 28, 1993 and the three months ended June 30, 1993.

      "DEBT" means for any Person, all liabilities to any other Person, including, without limitation, all Borrowings and all other debts, claims and indebtedness, contingent, fixed or otherwise, heretofore, now or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise.

     "DEBTOR RELIEF LAW" means any conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, fraudulent transfer, reorganization or similar debtor relief Laws from time to time in effect generally affecting the Rights of creditors.

     "DEBT TO CAPITALIZATION RATIO" means a ratio of (i) long term Debt, including the current maturities thereof, to (ii) the sum of long term Debt plus consolidated stockholders' equity of Borrower and its Subsidiaries.

      "DEFAULT" means any Event of Default and any other event which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

      "DEFAULT RATE" means the lesser of the Maximum Rate or the sum of the Base Rate in effect from day to day plus three percent (3%).

     "DISPOSITION" means any sale, lease, assignment, transfer or other disposition by any Person, or any grant by any Person of any Right or option to purchase or otherwise acquire, any of its Property, except any sale, lease, assignment, transfer or other disposition of inventory or equipment effected in the ordinary course of the Person's business (including, without limitation, the sale or trade-in of equipment and the sale or other disposal of excess, obsolete or worn out equipment).

     "DISTRIBUTION" means for any Person (a) with respect to any capital stock issued by such Person, the retirement, redemption, purchase or other acquisition for value of any such stock, (b) the declaration or payment of any dividend or other distribution on or with respect to any such stock, other than a dividend which takes the form of capital stock issued by such Person or a cash payment in lieu of issuing fractional shares, not to exceed $25,000 in the aggregate in any twelve month period, and (c) any other payment by such Person with respect to stock.

      "DOLLARS AND $" means lawful money of the U.S.

     "DOMESTIC LENDING OFFICE" means the office of each Bank specified as its Domestic Lending Office below its name on the signature pages hereof or such other office as such Bank may from time to time specify to Agent and Borrower.

     "DOMESTIC SUBSIDIARY" means any Subsidiary of Borrower which is not a Foreign Subsidiary, including those Domestic Subsidiaries named in the opening paragraph of this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

      "EURODOLLAR LENDING OFFICE" means the office of each Bank specified as its Eurodollar Lending Office below its name on the signature pages hereof or such other office of such Bank as such Bank may from time to time specify to Agent and Borrower.

      "EURODOLLAR LOAN" means a portion of any Loan which bears interest at a rate based upon the Eurodollar Rate as determined by Section 5.4.

      "EURODOLLAR RATE" means (i) as to any Eurodollar Loan that is a Term
Loan or an Acquisition Facility Loan, a rate per annum (rounded upwards, if necessary, to the nearest l/100th of 1%) determined by Agent to be equal to (A) the Interbank Offered Rate for such Eurodollar Loan for the Interest Period for such Eurodollar Loan divided by 1.0 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period plus (B) the Interest Rate Adjustment Factor as of the beginning date of such Interest Period, and (ii) as to any Eurodollar Loan that is a Revolving Credit Loan, a rate per annum (rounded upwards, if necessary, to the nearest l/100th of 1%) determined by Agent to be equal to the Interbank Offered Rate for such Eurodollar Loan for the Interest Period for such Eurodollar Loan divided by 1.0 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

      "EURODOLLAR RESERVE REQUIREMENT" means for any Eurodollar Loan and for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Interbank Offered Rate" in this Section 1.1, or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

     "EVENT OF DEFAULT" means any of the events listed in Section 11.1 of this Agreement.

      "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

     "FEDERAL FUNDS RATE" means for any day, the rate per annum (rounded upwards, if necessary, to the nearest l/100th of 1%) determined by Agent to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York, New York on the Business Day next succeeding such day or if such rates are not published for any day, the average of the rates charged to the Reference Banks on such day on such transactions. The determination by Agent of the rate of interest per annum provided above shall be conclusive absent manifest error.

      "FINANCIAL STATEMENTS" means balance sheets, income statements, statements of stockholders' equity and statements of cash flows.

      "FIRA" shall have the meaning assigned to it in Section 9.14.

      "FOREIGN SUBSIDIARY" means any Subsidiary which is organized under the laws of a jurisdiction other than the U.S. or any state thereof.

      "FUNDING FEE" shall have the meaning assigned to it in Section 4.7.

      "FUNDS ADMINISTRATOR" shall have the meaning assigned to it in the first paragraph of this Agreement.

      "GAAP" means generally accepted accounting principles for financial reporting in the U.S.

     "GUARANTORS" means the Domestic Subsidiaries named in the opening paragraph of this Agreement and each other Domestic Subsidiary of Borrower that executes a Guaranty for the benefit of the Banks.

      "GUARANTY" means a Guaranty Agreement executed by a Guarantor for the benefit of the Banks, in substantially the form of Exhibit "C" hereto, as the same may be supplemented, amended or otherwise modified from time to time.

      "IMPOSITIONS" shall have the meaning assigned to it in Section 10.6

     "INTERBANK OFFERED RATE" means the rate of interest per annum determined by Agent to be the average (rounded upward to the nearest whole multiple of one sixteenth of one percent) of the interest rates quoted by the Reference Banks at approximately 11:00 A.M. New York time (or as soon thereafter as practicable) on the day two (2) Business Days prior to the first day of the Interest Period for such Eurodollar Loan for the offering by the Reference Banks to leading banks in whatever interbank market may be selected by the Reference Banks, in their sole discretion, of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the respective Eurodollar Loans of the Reference Banks to which such Interest Period relates. If any Reference Bank is not participating in any Eurodollar Loan during the Interest Period therefor (pursuant to Section 5.1 or 5.2 or 5.3 hereof or for any other reason), the Eurodollar Rate for such Eurodollar Loans for such Interest Period shall be determined by reference to the amount of the Eurodollar Loan that such Reference Bank would have made had it been participating in such Eurodollar Loan. If any Reference Bank does not furnish a timely quotation, Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks. If none of such quotations is available on a timely basis, the provisions of Section 6.4 shall apply. The determination by Agent of the rate of interest per annum provided hereby shall be conclusive absent manifest error.

     "INTERCOMPANY LOANS" means loans or advances by Borrower to one or more Subsidiaries, including those made pursuant to the Intercompany Loan Agreements.

      "INTERCOMPANY LOAN AGREEMENT" means the loan agreements between Borrower and each of the Guarantors executed in connection with the Original Credit Agreement and certain of the Amendments, and any loan agreements between Borrower and any Subsidiary in the future, as the same may be supplemented, amended or otherwise modified from time to time.

      "INTEREST OPTION" shall have the meaning assigned to it in Section
5.3.

      "INTEREST PAYMENT DATE" means (a) with respect to any Base Rate Loan, the earlier of (i) the last Business Day of each March, June, September and December, commencing on the first such day to occur after an Advance has been made, any portion of which bears interest at a rate based on the Base Rate or after a CD Rate Loan or Eurodollar Loan has been converted to a Base Rate Loan or (ii) the day upon which such Base Rate Loan is converted to a CD Rate Loan or Eurodollar Loan, and (b) with respect to any Eurodollar Loan or CD Rate Loan, if the Interest Period pertaining thereto ends on a day one, two or three months after the day the Interest Period commenced, on the last day of the Interest Period or, if the Interest Period pertaining thereto ends on a day four, five or six months after the day the Interest Period commenced, on the day three months after the day of the commencement of such Interest Period and on the last day of such Interest Period.

     "INTEREST PERIOD" means for any Eurodollar Loan or CD Rate Loan (i) initially, the period commencing on the day an Advance has been made, any portion of which bears interest at a rate based on the Eurodollar Rate or the CD Rate or on the day that a Base Rate Loan has been converted to a Eurodollar Loan or CD Rate Loan and in each case ending on the numerically corresponding day one, two, three, four, five or six months thereafter, as selected by Borrower in its written notice to Agent or as otherwise determined pursuant to this Agreement, and (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period for such CD Rate Loan or Eurodollar Loan and ending on the numerically corresponding day one, two, three, four, five or six months thereafter as selected by Borrower in its written notice to Agent or as otherwise determined pursuant to this Agreement, provided that the foregoing provisions relating to Interest Periods are subject to the following:
            (a) If any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, except that if the next Business Day would fall in the next calendar month, the Interest Period shall end on the immediately preceding Business Day;

            (b) any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

            (c) if any Interest Period for any CD Rate Loan or Eurodollar Loan would, but for this paragraph (c), include a date on which a payment of principal is due, then (i) such Interest Period for that portion of the principal as is required to be repaid on such date shall end on such date unless a Base Rate Loan is outstanding in an amount at least equal to the portion of the principal as is required to be repaid on such date and (ii) the remainder (if any) of the principal amount of such CD Rate Loan or Eurodollar Loan shall have an Interest Period determined as otherwise provided in this definition;

            (d) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date;

            (e) if Borrower fails to give Agent written notice of the length of an Interest Period, Borrower shall be deemed to have selected an Interest Period which is of the same duration as the Interest Period then ended, or, as to the first Interest Period for any

      Loan, Borrower shall be deemed to have selected a three month Interest Period; and

            (f) no Interest Period shall extend for a period less than one month.

     "INTEREST RATE ADJUSTMENT FACTOR" means the following:

            DEBT TO CAPITALIZATION RATIO      INTEREST RATE ADJUSTMENT FACTOR
            ----------------------------      -------------------------------

                Less than .25  to 1.0                 1-1/4%
                From .25 to 1.0 to .40                1-1/2%
               Above .40 to 1.0                       1-3/4%

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

      "INVESTMENT" of any Person shall mean any investment by means of any direct or indirect (a) loan, advance, guarantee (a guarantee to be deemed an Investment equal to the principal amount of the Debt guaranteed), capital contribution, transfer of assets (other than for an amount equal to the fair value of the assets transferred payable in cash within ninety days of such sale) by such Person or (b) purchase or other acquisition for consideration by such Person of evidences of indebtedness, capital stock or other securities of any other Person.

      "LAWS" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the U.S., any state or commonwealth, any nation or country, any territory or possession, or any Tribunal, all as amended and in effect from time to time.

     "LIEN" means any claim, mortgage, pledge, assignment, hypothecation, trust, security interest, encumbrance, lien or charge of any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, or the interest of the lessor under any capital lease).

     "LITIGATION" means any proceeding, claim, lawsuit, action or investigation by or before any Tribunal.

      "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranties, and any and all other agreements or instruments now or hereafter executed and delivered by Borrower or any other Person in connection with guaranteeing, securing or otherwise supporting payment or performance of, this Agreement, any Note, or any Guaranty, as they may be supplemented, amended or otherwise modified from time to time.

     "LOAN" means the Term Loan, the Revolving Credit Loan or the
Acquisition Facility Loan, including as to the Revolving Credit Loan and the Acquisition Facility Loan, the Commitments, and "LOANS" means those three Loans collectively, including the Commitments.

     "MARGIN STOCK" shall have the meaning assigned to that term in Regulation U.

     "MATERIAL ADVERSE EFFECT" means any effect that is material and adverse to the business, financial condition or operations of Borrower and its Subsidiaries considered as a whole.

     "MAXIMUM RATE" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including as to Article 5069-1.4, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges incurred in connection with the Loan Documents which are deemed to be interest under applicable law.

      "NET INCOME" means for any period, the consolidated net income of Borrower and its Subsidiaries for such period, provided that there shall be excluded: (a) any net income (or net loss) of any Person in which Borrower has an ownership interest other than its Subsidiaries, except to the extent that any such income has actually been received by Borrower in the form of cash dividends or similar distributions; and (b) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of investments and other capital assets, provided that there shall also be excluded any related charges for taxes thereon and other costs associated with the sale.

     "NOTES" means collectively, the Term Notes, the Revolving Credit Notes and the Acquisition Facility Notes.

      "OBLIGATED PARTY" means Borrower and each of the Guarantors.

      "OBLIGATIONS" means all loans, advances, debts, liabilities, obligations, covenants and duties of Borrower and each other Obligated Party to Agent or the Banks or any of them of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under any of the Loan Documents, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to any of the Obligated Parties under any of the Loan Documents.

     "OFFICERS' CERTIFICATE" means for any Person, a certificate executed by
(i) the Chairman, President or any Vice President and (ii) the Secretary or any Assistant Secretary of such Person.

     "ORIGINAL CREDIT AGREEMENT" means the Credit Agreement dated as of January 18, 1989 among Borrower, the Subsidiaries, the Banks, Agent and others.


     "PAYMENT OFFICE" means Agent's account at Texas Commerce Bank National Association, 712 Main Street, Houston, Texas 77002.

     "PERMITTED INVESTMENT" means an Investment in any of the following:

            (a) securities issued or directly and fully guaranteed or insured by the U.S., any agency or instrumentality thereof (provided that the full faith and credit of the U.S.

      is pledged in support thereof) or Puerto Rico having maturities of not more than 12 months from the date of settlement:

            (b) time deposits, certificates of deposit and bankers' acceptances, in each case with maturities of not more than twelve months from the date of settlement, (i) of any commercial bank incorporated in the U.S. of recognized standing having capital and surplus in excess of $100,000,000, (ii) which are fully insured by the Federal Deposit Insurance Corporation, or (iii), in the case of Investments by any Foreign Subsidiary, of any foreign branch of a U.S. bank or any foreign bank whose commercial paper is rated at least A-2 or the equivalent by Standard & Poor's Corporation, at least P-2 or the equivalent by Moody's Investor's Service, Inc. or, in the case of any foreign bank, at least an equivalent rating by a rating agency with an international standing comparable to Standard 6 Poor's Corporation or Moody's Investor's Service, Inc.;

            (c) securities by any U.S. state or subdivision or agency thereof rated at least AAA or the equivalent thereof by Standard & Poor's Corporation or at least Aaa or the equivalent thereof by Moody's Investors Service, Inc. having maturities of not more than 12 months from the date of settlement;

            (d) commercial paper issued by any Person incorporated in the U.S. rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than 12 months after the date of acquisition or loan participations purchased on a non-recourse basis in unsecured loans of corporations incorporated in the U.S. which issue commercial paper of the type described above;

            (e) shares of money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through
      (c) above;

            (f) eurodollar deposits, provided that (i) such deposits mature within 12 months or less after the date of such investment, (ii) such deposits are issued by commercial banks whose commercial paper is rated A-2 or its equivalent or better by Standard & Poor's Corporation or P-2 or its equivalent or better by Moody's Investors Service, Inc., and (iii) such deposits must be purchased in the U.S.;

            (g) repurchase agreements respecting any of the securities described in clauses (a), (b), (c), and (e) above with banks incorporated under the laws of the United States or of any State thereof whose commercial paper ratings are A-2 or its equivalent or better by Standard & Poor's Corporation or P-2 or its equivalent or better by Moody's Investors Service, Inc.; provided, however, that the collateral therefor be actually transferred or that the collateral therefor be held in custody by a domestic commercial bank having total assets of not less than $1,000,000,000 and confirmation is received from such bank that such collateral is being held as security for the repurchase obligation;

            (h) time deposits, certificates of deposit and bankers' acceptances, in each case with maturities of not more than 60 months from the date of settlement, of any commercial bank domiciled in Puerto Rico which are fully insured by the Federal Deposit Insurance Corporation; or

            (i)   any of the securities of the type described in clauses (a),
      (b), (c), (d), (f), and (g) above of TCB provided that the rating assigned to the commercial paper issued by it is A-3 or its equivalent or better by Standard 6 Poor's Corporation or P-3 or its equivalent or better by Moody's Investors Services, Inc.

      "PERMITTED LIENS" means to the extent reflected and provided for on the grantor's books and records and not impairing the operations of Borrower or any performance hereunder or contemplated hereby, (i) Liens arising by operation of Law for Taxes not yet due and payable, (ii) mechanic's, materialman's, shipper's or warehouseman's Liens for services or materials for which payment is not yet due, (iii) Liens on and limited to specific items of equipment or parcels of real estate acquired hereafter that secure purchase money Borrowings permitted hereunder, (iv) Liens consisting of zoning restrictions, easements or other restrictions on the use of real estate, none of which is violated by existing land use to the extent it could be expected to have a Material Adverse Effect, (v) the following, if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings of which Borrower has given prior notice to Agent and for which appropriate reserves have been established and so long as levy and execution have been and continue to be effectively stayed: Liens for taxes due and payable; Liens upon and defects in title to real or personal property; Liens of mechanics, materialmen, shippers, warehousemen, carriers and landlords; Liens for judgments; and (vi) pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, or other social security programs.

     "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, company, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

      "PLAN" means any employee benefit plan or other plan maintained by any Obligated Party for employees of Borrower and covered by Title IV of ERISA.

      "PRO RATA" means as to any Bank, (i) as applied to considerations involving any one of the Loans, such Bank's ratable share of such Loan expressed by the percentage identified opposite its name as to such Loan on the signature pages hereof, and (ii) as applied to considerations involving all of the Loans, such Bank's ratable share of the aggregate of all of the Loans expressed by the percentage identified opposite its name as to all Loans on the signature pages hereof.

      "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, and whether now owned or hereafter acquired.

      "RECEIVABLES" means, for any Person, all of such Person's presently existing and hereafter arising or acquired accounts, receivables and present and future Rights of such Person to payment for goods sold or leased or for services rendered, including, without limitation, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance; proceeds of any letters of credit on which such Person is named as beneficiary; contract rights; chattel paper; instruments; documents; insurance proceeds; and all such obligations whatsoever owing to such Person, together with all instruments and all documents of title representing any of the foregoing, all Rights in any merchandise or goods which any of the same may represent, and all right, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

     "REFERENCE BANKS" means TCB, Comerica Bank and NationsBank of Texas,
N.A.

     "REGISTER" shall have the meaning assigned to it in Section 13.11(e).

     "REGULATION D" means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "REGULATION G" means Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "REGULATION T" means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "REGULATION U" means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "REGULATION X" means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "REGULATORY CHANGE" means with respect to any Bank, any change on or after the date of this Agreement in any U.S. federal, state, or foreign Laws (including Regulation D) or the adoption or making on or after such date of any interpretation, directive, or request applying to a class of banks or other lending institutions (including Bank) of or under any U.S. federal, state, or foreign Laws (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "REPORTABLE EVENT" shall have the meaning assigned to that term in Title IV of ERISA.

      "REQUISITE BANK" means (i) as applied to considerations involving any one of the Loans, Banks whose Pro Rata percentages relating to such Loan together equal at least 66-2/3 percent, and (ii) as applied to considerations involving all of the Loans, Banks whose Pro Rata percentages relating to all Loans together equal at least 66-2/3 percent; PROVIDED, HOWEVER, that in all instances providing for Rights of Requisite Banks under Article X, Section 11.2,
Section 11.3, Section 12.1 and Section 12.8, Requisite Banks shall be determined pursuant to (ii) above.

      "REVOLVING CREDIT COMMITMENT" shall have the meaning assigned to it in
Section 3.1.

     "REVOLVING CREDIT LOAN" means the loan described in Recital A of this Agreement and made or to be made pursuant to Section 3.1.

     "REVOLVING CREDIT MAXIMUM COMMITMENT" shall have the meaning assigned to it in Section 3.1.

     "REVOLVING CREDIT NOTE" shall have the meaning assigned to it in
Section 3.2.

      "RIGHTS" means rights, remedies, powers and privileges.

      "SEC" means the U.S. Securities and Exchange Commission.

     "SEC FILING" means a report or statement filed with the SEC pursuant to Sections 13, 14, or 15(d) of the Exchange Act and the regulations thereunder, or a registration statement filed with the SEC pursuant to the Securities Act of 1933, as amended, and the regulations thereunder.

     "SUBSIDIARY" means, as to Borrower, those Subsidiaries named in the opening paragraph of this Agreement, and as to Borrower or any other Person, any other Person of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of a majority of directors is owned or controlled, directly or indirectly, by such Person.

      "TAXES" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at anytime imposed by any Laws or Tribunal.

      "TCB" means Texas Commerce Bank, National Association, a national banking association, in its individual capacity.

      "TERM LOAN" means the loan described in Recital A of this Agreement and made pursuant to Section 2.1.

      "TERM NOTES" shall have the meaning assigned to it in Section 2.2.

      "TERMINATION DATE" means (a) With respect to the Term Loan, the earlier of (i) March 31, 1996, or (ii) the date on which the Term Loan is terminated or accelerated pursuant to Article XI; (b) with respect to the Revolving Credit Commitment of each Bank, the earlier of (i) September 30, 1994,
(ii) the date on which the Revolving Credit Commitment of each Bank is terminated by notice from borrower to Agent pursuant to Section 3.6, or (iii) the date on which the Revolving Credit Loan is terminated or accelerated pursuant to Article XI; and (c) with respect to the Acquisition Facility Commitment of each Bank, the earlier of (i) December 31, 1994 or (ii) the date on which the Acquisition Facility Loan is terminated or accelerated pursuant to
Article XI.

     "TRIBUNAL" means any federal, state, municipal or other governmental department, judicial body, commission, board, bureau, agency or instrumentality of the U.S. or of any state, commonwealth, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted or existing.

      "UCC" means the Uniform Commercial Code as enacted in the State of Texas, as amended.

      "U.S." means the United States of America.

     SECTION 1.2. ACCOUNTING AND OTHER TERMS. All accounting and financial terms used in any of the Loan Documents, and the compliance with each covenant contained herein which relates to financial matters, shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated therein. If compliance with any covenant contained herein is affected by a change in GAAP, such covenant shall be modified to take into account the change in question. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are defined therein.

                                   ARTICLE II
                                    TERM LOAN

      SECTION 2.1. TERM LOAN. The Term Loan has been funded to Borrower in accordance with the Original Credit Agreement (as amended) in the total aggregate amount of $51,000,000, and no additional Advances are permitted or required with respect to the Term Loan. As of the date hereof, the outstanding principal balance of the Term Loan is $15,002,278, and interest on the Term Loan has been paid through the Interest Payment Date next preceding the date hereof.

      SECTION 2.2.  TERM NOTES.

      (a) The obligation of Borrower to repay the Term Loan shall be evidenced by notes (the "Term Notes") substantially in the form of EXHIBIT "D" hereto, one of which shall be payable to the order of each Bank in the principal amount of such Bank's Pro Rata share of the outstanding balance of the Term Loan as of the date hereof. The Term Notes shall be dated the Acquisition Facility Closing Date and shall replace the Term Notes executed by Borrower pursuant to the Original Credit Agreement. The validity and enforceability of the indebtedness evidenced by the notes executed by Borrower pursuant to the Original Credit Agreement shall not be diminished, extinguished or adversely affected by the Term Notes but shall be carried forward and merged into the Term Notes.

      (b) Subject to Section 5.3, the principal amount of the Term Loan shall be due and payable in equal consecutive quarterly installments of $1,821,429 each on the last Business Day of each June, September, December and March in each year; provided, however, that a final installment shall be due, unless the Term Loan has been fully repaid theretofore, on the Termination Date applicable to the Term Loan, in the amount necessary to repay in full the unpaid principal amount of the Term Loan.

      (c) The outstanding principal of the Term Loan shall bear interest prior to maturity at a varying rate per annum from day to day equal to the lesser of
(i) the Maximum Rate or (ii) the Applicable Term Rate; provided, however, if at any time the rate of interest specified in clause (ii) preceding shall exceed the Maximum Rate, thereby causing interest on the Term Loan to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Term Rate shall not reduce the rate of interest on the Term Loan below the Maximum Rate until the aggregate amount of interest accrued on the Term Loan equals the aggregate amount of interest that would have accrued on the Term Loan if the interest rate specified in clause (ii) preceding had at all times been in effect. Each change in the rate of interest charged on the Term Loan shall become effective, without notice to Borrower, upon the effective date of each change in the Applicable Term Rate or the Maximum Rate, as the case may be.

      (d) Accrued and unpaid interest on the Term Loan shall be due and payable on each Interest Payment Date and at maturity. All past due principal and interest shall bear interest at the Default Rate.

                                   ARTICLE III
                            THE REVOLVING CREDIT LOAN

      SECTION 3.1. REVOLVING CREDIT LOAN. The Revolving Credit Loan has been funded to Borrower in accordance with the Original Credit Agreement (as amended). As of the date hereof the outstanding principal balance of the Revolving Credit Loan is $0, and interest on the Revolving Credit Loan has been paid through the Interest Payment Date next preceding the date hereof. Continuing through the Termination Date applicable to the Revolving Credit Loan, upon the terms and conditions and in reliance upon the representations and warranties hereinafter set forth, each Bank, severally and not jointly (except as provided in Section 12.7), agrees to make one or more Advances under the Revolving Credit Loan to Borrower from time to time in an aggregate principal amount at any time outstanding not to exceed its Revolving Credit Commitment. The "Revolving Credit Commitment" of each Bank shall equal its Pro Rata share of $20,000,000, subject to any reductions under Section 3.6 (herein called the "Revolving Credit Maximum Commitment"). Subject to the foregoing limitations and other terms and provisions of this Agreement, Borrower may borrow, repay, prepay and reborrow hereunder.

     SECTION 3.2.  REVOLVING CREDIT NOTES.

     (a) The Advances made by each Bank under the Revolving Credit Loan shall be evidenced by a single promissory note (the "Revolving Credit Note") substantially in the form of EXHIBIT "E" hereto payable to the order of such Bank in a principal amount equal to its Pro Rata share of the Revolving Credit Maximum Commitment. The Revolving Credit Notes shall be dated the Acquisition Facility Closing Date and shall replace the Revolving Credit Notes executed by Borrower pursuant to the Original Credit Agreement. The validity and enforceability of the indebtedness evidenced by the notes executed by Borrower pursuant to the Original Credit Agreement shall not be diminished, extinguished or adversely affected by the Revolving Credit Notes but shall be carried forward and merged into the Revolving Credit Notes.

      (b) The principal of the Revolving Credit Loan shall be due and payable on the Termination Date applicable to the Revolving Credit Loan.

      (c) The outstanding principal amount of the Revolving Credit Loan shall bear interest prior to maturity at a varying rate per annum from day to day equal to the lesser of (i) the

Maximum Rate, or (ii) the Applicable Revolving Credit Rate; provided, however, if at any time the rate of interest specified in clause (ii) preceding shall exceed the Maximum Rate, thereby causing the interest on the Revolving Credit Loan to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Revolving Credit Rate shall not reduce the rate of interest on the Revolving Credit Loan below the Maximum Rate until the aggregate amount of interest accrued on the Revolving Credit Loan equals the aggregate amount of interest that would have accrued on the Revolving Credit Loan if the interest rate specified in clause (ii) preceding had at all times been in effect. Each change in the rate of interest charged on the Revolving Credit Loan shall become effective, without notice to Borrower, upon the effective date of each change in the Applicable Revolving Credit Rate or the Maximum Rate, as the case may be.

      (d) Accrued and unpaid interest on the Revolving Credit Loan shall be due and payable on each Interest Payment Date and at maturity. All past due principal and interest shall bear interest at the Default Rate.

      SECTION 3.3.  BORROWING PROCEDURE.

      (a) Each request for Advances under the Revolving Credit Loan shall be, in the aggregate, in a minimum principal amount of $500,000.

      (b) With respect to Advances under the Revolving Credit Loan that are to bear interest at a rate based on the Eurodollar Rate or the CD Rate, borrower shall notify Agent and the Funds Administrator of a request for Advances by delivering an Advance Request Form to Agent and the Funds Administrator prior to 11:00 A.M., Central Time, at least three Business Days prior to the date on which such Advances are to be made. The Advance Request Form shall specify: (i) the requested date of the Advances (which shall be a Business Day), and (ii) the aggregate amount of the Advances, (iii) the Interest Option applicable to such Advances, it being agreed that only one Interest Option shall apply to the Advances made on any one day, and (iv) the duration of the Interest Period for any Eurodollar Loan or CD Rate Loan. Agent and the Funds Administrator shall accept telephonic requests for such Advances, provided that (i) Borrower promptly confirms such request by delivering an Advance Request Form to Agent and the Funds Administrator setting forth the same information that Borrower provided in its telephonic request, and (ii) such acceptance shall not constitute a waiver of Agent's and the Funds Administrator's right to require prior delivery of an Advance Request Form in connection with subsequent Advances under the Revolving Credit Loan.

      (c) With respect to Advances under the Revolving Credit Loan that are to bear interest at a rate based on the Alternate Base Rate, Borrower shall notify Agent and the Funds Administrator of the request for such Advances by delivering an Advance Request Form to Agent and the Funds Administrator prior to 11:00 A.M., Central Time, at least one Business Day Prior to the date on which such Advances are to be made. The Advance Request Form shall set forth the information described in Section 3.4(b)(i)(iii) above. Agent and the Funds Administrator shall accept telephonic requests for such Advances at any time prior to 12:00 noon, Central Time on the day of the requested Advances, provided that (i) Borrower promptly confirms such request by delivering an Advance Request Form to Agent and the Funds Administrator setting forth the same information that Borrower provided in its telephonic request, and (ii) such acceptance shall not constitute a waiver of Agent and the Funds

Administrator's right to require delivery of an Advance Request Form in connection with subsequent Advances under the Revolving Credit Loan.


      SECTION 3.4. DISBURSEMENT OF ADVANCES. Promptly after the Funds Administrator receives an Advance Request Form (or telephonic notice in lieu thereof) requesting Advances under the Revolving Credit Loan, the Funds Administrator shall notify each Bank of the requested Advances. Each Bank shall make its Pro Rata portion of the aggregate amount of requested Advances available to the Funds Administrator, at the Payment Office, in immediately available funds for the account of Borrower, not later than 2:00 P.M., Central Time, on the date of the requested Advances. After the Funds Administrator's receipt of such funds and upon fulfillment of the applicable conditions precedent in Article VIII, the Funds Administrator shall make the proceeds of such Advances available to Borrower before 2:00 P.M., Central Time by crediting the same in immediately available funds to an account of Borrower maintained with the Funds Administrator. Advances made by each Bank under the Revolving Credit Loan shall be made and maintained at each Bank's Applicable Lending Office.

     SECTION 3.5. USE OF PROCEEDS. The proceeds of the Revolving Credit Loan shall be used by Borrower for its general corporate purposes and for Intercompany Loans; provided, however, that no proceeds of the Revolving Credit Loan shall be used (a) the make optional prepayments on the Term Loan, (b) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock, (c) for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry Margin Stock (except for payments on the term Loan otherwise permitted hereunder), or (d) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U.

     SECTION 3.6. COMMITMENT FEE; REDUCTION OR TERMINATION OF REVOLVING CREDIT COMMITMENT. Borrower agrees to pay to Agent for the account of the Banks a commitment fee on the average daily unused portion of the Revolving Credit Maximum Commitment, calculated by deducting from the Revolving Credit Maximum Commitment all outstanding Advances under the Revolving Credit Loan for the period from the date of the Original Credit Agreement to and including the Termination Date applicable to the Revolving Credit Loan. Through September 30, 1993 such fee shall accrue at the rate of three-eighths of one percent (3/8%) per annum based on a 360 day year and the actual number of days elapsed. Commencing October 1, 1993, such fee shall accrue at the rate of one-fourth of one percent (1/4%) per annum based on a 360 day year and the actual number of elapsed. Such fee shall be payable on the last Business Day of each March, June, September, and December, with the next payment due December 31, 1993, and ending on the Termination Date applicable to the Revolving Credit Loan. Borrower shall have the right at any time to terminate in whole or from time to time to reduce irrevocably in part the Revolving Credit Maximum Commitment, upon not less than three Business Days prior notice to Agent specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction. Each partial reduction shall be at least $500,000, and Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Revolving Credit Loan exceeds the Revolving Credit Maximum Commitment (after giving effect to such notice) plus accrued interest on the principal amount so prepaid. Any termination of the Revolving Credit Maximum Commitment that reduces the amount of the Revolving Credit Maximum Commitment below the principal amount of the Eurodollar Loans then outstanding may be made only on the last day of the respective Interest Periods for such Eurodollar Loans, unless Borrower also pays any compensation due the Banks under this Agreement on account of such termination on a day other than the last day of an Interest Period.

                                   ARTICLE IV
                            ACQUISITION FACILITY LOAN

      SECTION 4.1.  ACQUISITION FACILITY LOAN.      From the Acquisition
Facility Closing Date through the Termination Date applicable to the Acquisition Facility, upon the terms and conditions and in reliance upon the representations and warranties hereinafter set forth, each Bank, severally and not jointly (except as provided in Section 12.7), agrees to make one or more Advances under the Acquisition Facility Loan to Borrower from time to time in an aggregate principal amount at any time outstanding not to exceed its Acquisition Facility Commitment. The "Acquisition Facility Commitment" of each Bank shall equal its Pro Rata share of $55,000,000.00.

     SECTION 4.2.  ACQUISITION FACILITY NOTES.

     (a) The Advances made by each Bank under the Acquisition Facility Loan shall be evidenced by a single promissory note (the "Acquisition Facility Note") substantially in the form of EXHIBIT "F" hereto payable to the order of such Bank in a principal amount equal to its Acquisition Facility Commitment and dated the Acquisition Facility Closing Date. The principal amount of the Acquisition Facility Loan advanced as of the Acquisition Facility Advance Termination Date shall be due and payable in 20 substantially equal consecutive quarterly installments on the last Business Day of each June, September, December and March in each year, commencing on March 31, 1995 and ending on December 31, 1999; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Acquisition Facility Loan.

      (b) The outstanding principal amount of the Acquisition Facility Loan shall bear interest prior to maturity at a varying rate per annum from day to day equal to the lesser of (i) the Maximum Rate, or (ii) the Applicable Acquisition Facility Rate; provided, however, if at any time the rate of interest specified in clause (ii) preceding shall exceed the Maximum Rate, thereby causing the interest on the Acquisition Facility to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Acquisition Facility Rate shall not reduce the rate of interest on the Acquisition Facility Loan below the Maximum Rate until the aggregate amount of interest accrued on the Acquisition Facility Loan equals the aggregate amount of interest that would have accrued on the Acquisition Facility if the interest rate specified in clause (ii) preceding had at all times been in effect. Each change in the rate of interest charged on the Acquisition Facility shall become effective, without notice to Borrower, upon the effective date of each change in the Applicable Acquisition Facility Rate or the Maximum Rate, as the case may be.

      (c) Accrued and unpaid interest on the Advances under the Acquisition Facility Loan shall be due and payable on each Interest Payment Date and at maturity. All past due principal and interest shall bear interest at the Default Rate.

     SECTION 4.3.  BORROWING PROCEDURE.

     (a) Each request for Advances under the Acquisition Facility Loan shall be, in the aggregate, in a minimum principal amount of $1,000,000.

      (b) With respect to Advances under the Acquisition Facility Loan that are to bear interest at a rate based on the Eurodollar Rate or the CD Rate, Borrower shall notify Agent and the Funds Administrator of a request for Advances by delivering an Advance Request Form to Agent and the Funds Administrator prior to 11:00 A.M., Central Time, at least three Business Days prior to the date on which such Advances are to be made. The Advance Request Form shall specify: (i) the requested date of the Advances (which shall be a Business Day), and (ii) the aggregate amount of the Advances, (iii) the Interest Option applicable to such Advances, it being agreed that only one Interest Option shall apply to the Advances made on any one day, and (iv) the duration of the Interest Period.

      (c) With respect to Advances under the Acquisition Facility Loan that are to bear interest at a rate based on the Alternate Base Rate, Borrower shall notify Agent and the Funds Administrator of the request for such Advances by delivering an Advance Request Form to Agent and the Funds Administrator prior to 11:00 A.M., Central Time, at least one Business Day Prior to the date on which such Advances are to be made. The Advance Request Form shall set forth the information described in Section 4.3(b)(i)-(iii) above.

      SECTION 4.4. DISBURSEMENT OF ADVANCES. Promptly after the Funds Administrator receives an Advance Request Form requesting Advances under the Acquisition Facility Loan, the Funds Administrator shall notify each Bank of the requested Advances. Each Bank shall make its Pro Rata portion of the aggregate amount of requested Advances available to the Funds Administrator, at the Payment Office, in immediately available funds for the account of Borrower, not later than 2:00 P.M., Central Time, on the date of the requested Advances. After the Funds Administrator's receipt of such funds and upon fulfillment of the applicable conditions precedent in Article VIII, the Funds Administrator shall make the proceeds of such Advances available to Borrower before 2:00 P.M., Central Time by crediting the same in immediately available funds to an account of Borrower maintained with the Funds Administrator. Advances made by each Bank under the Acquisition Facility Loan shall be made and maintained at each Bank's Applicable Lending Office.

      SECTION 4.5.  USE OF PROCEEDS.  The proceeds of the Acquisition
Facility Loan shall be used by Borrower to make Acquisitions and to pay expenses incurred in connection therewith, except that the Acquisition Facility Loan shall not be used (i) to make optional prepayments on the Term Loan or the Revolving Credit Loan or (ii) to make any Acquisition of Margin Stock which would result in a violation of Regulation U.

     SECTION 4.6. COMMITMENT FEE. Borrower agrees to pay to Agent for the account of each of the Banks a commitment fee on the average daily unused portion of their Acquisition Facility Commitment, calculated by deducting from the Acquisition Facility Commitment all outstanding Advances under the Acquisition Facility Loan for the period from and including the Acquisition Facility Closing Date to and including the Acquisition Facility Termination Date, at the rate of one-fourth of one percent (1%) per annum based on a 360 day year and the actual number of days elapsed, payable on the last Business Day of each March, June, September, and December, commencing December 31, 1993, and ending on the Termination Date applicable to the Acquisition Facility. Upon receipt of such fee, Agent shall promptly distribute to each Bank in immediately available funds its Pro Rata portion of the fee received.

     SECTION 4.7. FUNDING FEE. Borrower agrees to pay to Agent for the account of the Banks a funding fee (the "Funding Fee") equal to one-fourth of one percent (1/4%) times the amount of any Advance used for an Acquisition for which the Banks' approval is required under Section 10.5. The Funding Fee as to any such Advance shall be payable concurrently with and as a condition to the making of such Advance. Upon receipt of such fee, Agent shall promptly distribute to each Bank in immediately available funds its Pro Rata portion of the fee received. If the Funding Fee is determined to constitute interest on the Advance or the Acquisition Facility Loan, the amount of the Funding Fee shall be taken into consideration in determining the Maximum Rate applicable to the Acquisition Facility Loan.

                                    ARTICLE V
                            PAYMENTS AND CONVERSIONS

      SECTION 5.1. METHOD OF PAYMENT. All payments of principal, interest and other sums to be made by Borrower hereunder and under the Notes shall be made to Agent, in Dollars, in immediately available funds, not later than 12:00 noon, Central Time, on the date on which such payment shall become due. Each payment received after such time on such due date shall be deemed to have been made on the next succeeding Business Day. Whenever any payment hereunder or under any Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and interest or any fee, as the case may be, shall continue to accrue during such extension, provided that if, in the case of a Eurodollar Loan or CD Rate Loan, the next succeeding Business Day is in the next calendar month, such payment shall be made on the immediately preceding Business Day. Borrower shall, at the time of making each payment hereunder or under any Note, specify to Agent the amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, Agent may apply such payment in such order and manner as the Requisite Banks may direct, but subject to Section 12.3 hereof). Each payment received by Agent hereunder or under any Note shall be paid promptly to the Banks in accordance with Section 12.3, in immediately available funds, for the account of each Bank's Applicable Lending Office for the Loan in respect of which such payment is made.

     SECTION 5.2. OPTIONAL PREPAYMENTS. Borrower may, on at least three Business Days prior written notice to Agent, prepay the principal of the Term Loan or the Acquisition Facility Loan in whole or in part, at any time or from time to time, without premium or penalty (except as provided in Sections 6.5 and 13.5), with accrued interest to the date of prepayment on the principal amount so prepaid, provided that: (a) a Eurodollar Loan or CD Rate Loan may be prepaid only on the last day of the Interest Period relating thereto, unless Borrower also pays any compensation due the Banks under this Agreement on account of its prepaying on a day other than the last day of an Interest Period; (b) each partial prepayment on the Term Loan or Acquisition Facility Loan and each payment on the Revolving Credit Loan shall be in the principal amount of $100,000 (or the full outstanding amount, if less than $100,000); and (c) prepayments on the Term Loan and the Acquisition Facility Loan shall be applied to installments in inverse order of their maturities and may not be reborrowed hereunder.

      SECTION 5.3. SELECTION AND CONVERSION OF INTEREST OPTIONS. Subject to the terms of Section 6.4 and the other terms and provisions of this Agreement, Borrower shall have the option of having all or any portion of the Term Loan or Acquisition Facility Loan bear interest at a rate based on the CD Rate, the Alternate Base Rate or the Eurodollar Rate and shall have the option of having all or any portion of the Revolving Credit Loan bear interest at a rate based on the Alternate Base Rate or the Eurodollar Rate (individually herein called an "Interest Option" and collectively called the "Interest Options"); provided, however, (a) with respect to each request for Advances under the Acquisition Facility Loan and the Revolving Credit Loan, Borrower can have only one Interest Option in effect for the aggregate amount of the Advances requested on the date of the Advances, and Borrower may convert Base Rate Loans under the Revolving Credit Loan and Base Rate Loans and CD Rate Loans under the Acquisition Facility Loan to Eurodollar Loans as provided and subject to the limitations set forth below at any time after the third day following the date of the Advances which make up such Base Rate Loans or CD Rate Loan; (b) each Eurodollar Loan shall be in an amount not less than $500,000; (c) each CD Rate Loan shall be in an amount not less than $500,000; and (d) no more than four Interest Periods shall be outstanding at any time under each of the Term Loan, the Acquisition Facility Loan, or the Revolving Credit Loan. Borrower may, subject to the limitations set forth above, from time to time convert a Loan to another permitted rate by giving Agent irrevocable written notice of its election to convert at least three Business Days prior to the requested conversion date, specifying the date of conversion, the amount of the Loans subject to the Interest Option, the applicable Interest Option and, with respect to the conversion of Base Rate Loans to CD Rate Loans or Eurodollar Loans, the duration of the Interest Period selected with respect thereto; provided, however, that (x) a Eurodollar Loan or CD Rate Loan may be converted only on the last day of the Interest Period pertaining thereto, unless Borrower also pays any compensation due the Banks under this Agreement, if any, on account of such conversion on a day other than the last day of an Interest Period, and (y) a Base Rate Loan may not be converted when a Default has occurred and is continuing. Upon the expiration of any Interest Period applicable to a Eurodollar Loan or CD Rate Loan, the Eurodollar Loan or CD Rate Loan shall be continued for an Interest Period having the same duration as the Interest Period then ended unless Borrower shall have given Agent a notice of conversion with respect thereto in accordance with this Section; provided, however, no Eurodollar Loan or CD Rate Loan shall be continued as such if a Default has occurred and is continuing. Upon the occurrence of an Event of Default, Agent may convert all Eurodollar Loans or CD Rate Loans to Base Rate Loans at the end of the respective Interest Periods thereof.

      SECTION 5.4. INTEREST COMPUTATIONS; NOTICE OF BASE RATE CHANGE. All payments of interest on Eurodollar Loans shall be computed on the per annum basis of a year of 360 days and for the actual number of days (including the first day but excluding the last day) elapsed unless such calculations would result in a rate in excess of the Maximum Rate, in which case interest shall be calculated on a per annum basis of 365 or 366 days, as the case may be. All payments of interest on Base Rate Loans shall be computed on the per annum basis of a year of 365 days or 366 days, as the case may be. All payments of interest on CD Rate Loans shall be computed on the per annum basis of a year of 360 days.

                                   ARTICLE VI
                         SPECIAL PROVISIONS; ILLEGALITY

      SECTION 6.1.  ADDITIONAL COSTS.

      (a) From time to time, within 10 Business Days after the receipt by Borrower of a certificate of a Bank containing the information described in this
Section 6.1(a), Borrower shall pay compensation for Additional Costs to Agent for the account of such Bank. The term "Additional Costs" means material increases in costs or material reductions in amounts receivable by a Bank which, in either case, are attributable to (i) such Bank's making or maintaining of any CD Rate Loans or Eurodollar Loans, (ii) such Bank's obligation to charge Borrower interest on the Loans at the rate based on the CD Rate or Eurodollar Rate, or (iii) any reduction in any amount receivable by such Bank hereunder in respect of any CD Rate Loans, Eurodollar Loans or such obligation, in each case resulting from a Regulatory Change which:

            (1) changes the basis of taxation of any amount payable to such Bank under this Agreement or any of its Notes in respect of any of such Eurodollar Loans (other than changes which affect Taxes measured by or imposed on the overall net income of such Bank or of its Applicable Lending Office for any of such Eurodollar Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

            (2) imposes or modifies any reserve, special deposit, minimum capital ratio or similar requirements (other than any existing CD Reserve Requirements or Eurodollar Reserve Requirements) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such CD Rate Loans, Eurodollar Loans or any deposits referred to in the definition of "CD Rate" or "Interbank Offered Rate" in Section 1.1 hereof); or

            (3) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities or commitments).

Each determination of the materiality of an Additional Cost shall be made by the affected Bank in its sole judgment. A Bank's determination of the amounts necessary to pay Additional Costs and of the reasons for the existence of Additional Costs shall be made in such Bank's exercise of reasonableness and good faith. Each Bank will notify Borrower through Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 6.1(a) as promptly as practicable after it obtains knowledge thereof. Such Bank will use good faith reasonable efforts to designate a different Applicable Lending Office for the Eurodollar Loans of such Bank or make any other mechanical change in funding Loans hereunder if such designation or change will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank (provided that such Bank shall have no obligation to so designate an Applicable Lending Office located in the U. S.). Each Bank will furnish Borrower through Agent with a certificate (which shall be conclusive, absent manifest error, as to the matters stated therein) stating the change that has occurred or other conditions that have been imposed on such Bank that entitles the Bank to compensation hereunder, the amount the Bank has determined to be necessary to compensate it for the Additional Costs and the manner in which such amount has been calculated. If any Bank requests compensation from Borrower under this Section 6.1(a), Borrower may, by notice to such Bank through Agent, suspend the obligation of such Bank to charge Borrower interest on the Loans at a rate based on the CD Rate or Eurodollar Rate, as the case may be, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Sections 6.4 hereof shall be applicable). Any amounts received by Agent from Borrower pursuant to this Section 6.1 shall be disbursed by Agent in immediately available funds to the Banks requesting such amounts.

      (b)   Without limiting the effect of the foregoing provisions of this
Section 6.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on CD Rate Loans or Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes CD Rate Loans or Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Borrower (with a copy to the Funds Administrator and to Agent), the obligation of such Bank to charge Borrower interest on the Loans at a rate based on the CD Rate or the Eurodollar Rate, as the case may be, shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 6.4 hereof shall be applicable).

      (c) If Borrower becomes obligated to pay additional amounts to any Bank pursuant to this Section 6.1 as a result of any condition described herein, then, unless such Bank has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts, Borrower may designate another Bank which is entitled to be an assignee of a Bank's interest under Section 13.11 and is reasonably acceptable to the Agent to purchase the Obligation of such Bank and such Bank's Rights hereunder, without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the outstanding principal amount of the Loans payable to such Bank plus any accrued but unpaid interest on such Loans and any other amounts accrued but unpaid in respect of that Bank's commitment. Any such purchase shall be in accordance with and subject to the provisions of Section 13.11.

      SECTION 6.2. LIMITATIONS ON TYPES OF INTEREST OPTIONS. Anything herein to the contrary notwithstanding, if, with respect to any CD Rate Loan or Eurodollar Loan:

            (a) Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Interbank Offered Rate" in Section 1.1 hereof are not being provided by the Reference Banks in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for Eurodollar Loans for Interest Periods therefor as provided in this Agreement, or

            (b) Agent determines (which determination shall be conclusive) that quotations of interest rates for the CD Quoted Rate described in
      Section 1.1 hereof are not being offered to Agent by dealers in certificates of deposit as contemplated herein in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for CD Rate Loans for Interest Periods therefor as provided in this Agreement, or

            (c) the Requisite Banks determine (which determination shall be conclusive) and notify Agent that the relevant rates of interest referred to in the definitions of CD Quoted Rate or Interbank Offered Rate in
      Section 1.1 hereof, upon the basis of which the rates of interest for CD Rate Loans or Eurodollar Loans are to be determined, do not accurately reflect the cost to the Banks of making or maintaining such CD Rate Loans or Eurodollar Loans for Interest Periods therefor, then Agent shall promptly notify Borrower and each Bank thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to charge interest on the Loans at a rate based on the CD Rate or the Eurodollar Rate, as the case may be, or maintain any CD Rate Loans or Eurodollar Loans, as the case may be.

      SECTION 6.3. ILLEGALITY. Notwithstanding any other provision of this Agreement to the contrary, in the event that it becomes unlawful for any Bank at its Applicable Lending Office to (a) honor its obligation to charge interest on the Loans at a rate based on the Eurodollar Rate or (b) make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify Borrower thereof through Agent and such Bank's obligation to charge interest on the Loans at a rate based on the Eurodollar Rate and maintain Eurodollar Loans hereunder shall be suspended until such time as such Bank at its Applicable Lending Office may again lawfully charge interest on the loans at a rate based on the Eurodollar Rate and maintain Eurodollar Loans (in which case the provisions of Section 6.4 hereof shall be applicable); provided, however, that each Bank shall use good faith reasonable efforts to specify a new Applicable Lending Office for Eurodollar Loans of such Bank with a view to effecting compliance with the applicable law.


      SECTION 6.4. SUBSTITUTE RATES. If the obligation of any Bank to charge interest on the Loans at a rate based on the CD Rate or the Eurodollar Rate or make or maintain CD Rate Loans or Eurodollar Loans shall be suspended pursuant to Sections 6.1, 6.2 or 6.3 hereof, (i) all amounts of the Loans which would otherwise be made or maintained by such Bank as Eurodollar Loans shall be made or maintained instead as CD Rate Loans or Base Rate Loans (and, if an event referred to in Sections 6.1(b) or 6.3 hereof has occurred and such Bank so requests by notice to Borrower with a copy to Agent and the Funds Administrator), each Eurodollar Loan of such Bank then outstanding shall be automatically converted into a CD Rate Loan or Base Rate Loan on the date specified by such Bank in such notice), and (ii) all amounts of the Loans which would otherwise be made or maintained by such Bank as CD Rate Loans shall be made or maintained instead as Base Rate Loans or Eurodollar Loans (and, if an event referred to in Sections 6.1(b) or 6.3 hereof has occurred and such Bank so requests by notice to Borrower with a copy to Agent, each CD Rate Loan of such Bank then outstanding shall be automatically converted into a Base Rate Loan or Eurodollar Loan on the date specified by such Bank in such notice). The decision between the alternative substitute interest rates specified in (i) and (ii) above shall be made by Borrower, except that Agent shall be permitted to select an alternative if Borrower fails to do so within three business days after written notice from Agent.

      SECTION 6.5. COMPENSATION. Within 10 Business Days after the receipt by Borrower of a certificate of a Bank containing the information described in this Section 6.5 which shall be delivered to Borrower through Agent, Borrower shall pay to Agent for the account of such Bank, from time to time, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, liability, or expense which such Bank determines in its sole discretion is material and incurred by it as a result of:

            (1) any payment, prepayment, or conversion of a CD Rate Loan or a Eurodollar Loan made by such Bank on a date other than the last day of an Interest Period for such CD Rate or Eurodollar Loan;

            (2) any failure by Borrower to borrow Advances which were to bear interest at a rate based on the CD Rate or Eurodollar Rate and were to be made by such Bank on the date for such borrowing specified in the relevant Advance Request Form; or

            (3) any failure by Borrower to make any payment or prepayment on a CD Rate Loan Eurodollar Loan on the date due;

such compensation to include, without limitation, (i) any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third Persons acquired to effect or maintain such Eurodollar Loan or any part thereof and (ii) an amount equal to the excess, if any of (A) its cost of obtaining the funds for the CD Rate Loan or Eurodollar Loan being paid, prepaid or converted or not borrowed (based on the CD Rate or Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such CD Rate Loan or Eurodollar Loan (or, in the case of a failure to borrow, the Interest Period for such CD Rate Loan or Eurodollar Loan which would have commenced on the date of such failure to borrow) over (B) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in re-employing the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. A Bank must request compensation under this Section 6.5(1) as promptly as practicable after it obtains knowledge of the event which entitles it to compensation pursuant to this Section 6.5, but in any event within 180 days after it obtains such knowledge and (2) pursuant to a certificate which sets forth the amount such Bank is entitled to receive pursuant to this Section 6.5 and the basis for determining such amount, which certificate shall be conclusive as to the matters set forth therein in the absence of manifest error. Any amounts received by Agent from Borrower pursuant to this Section 6.5 shall be disbursed by Agent in immediately available funds to the Banks requesting such amounts.

     SECTION 6.6. CAPITAL ADEQUACY. If after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any other Regulatory Change or compliance by any Bank (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law), has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, within 10 Business Days after receipt by Borrower of a certificate of a Bank containing the information described in this Section 6.6 which shall be delivered to Borrower through Agent and shall be conclusive as to the matters set forth therein absent manifest error, Borrower shall pay to Agent such additional amount or amounts as will compensate such Bank for such reduction. In determining such amount, such Bank may use any reasonable averaging and attribution methods. A certificate of any Bank claiming compensation under this Section (a) shall identify the Regulatory Change, the amount that such Bank has reasonably determined will compensate it for any such Regulatory Change and the way in which such amount has been calculated, (b) shall be delivered to Borrower through Agent as promptly as practical after the Bank obtains knowledge of the Regulatory Change which entitled it to compensation pursuant to this Section, and (c) shall be conclusive as to the matters set forth therein in the absence of manifest error. Any amounts received by Agent from Borrower pursuant to this Section 6.6 shall be disbursed by Agent in immediately available funds to the Banks requesting such amounts.

                                   ARTICLE VII
                       COLLATERAL, SET-OFF AND GUARANTIES

      SECTION 7.1. RELEASE OF COLLATERAL. On the Acquisition Facility Closing Date, in reliance on the representations and warranties contained herein, the Banks shall release all liens, pledges, hypothecations and security interests granted by Borrower and other Obligated Parties pursuant to the Original Credit Agreement (as amended), other than the right of set-off described in Section 7.2 and the Guaranties of the Domestic Subsidiaries. Such release shall not affect the continuing validity or enforceability of the Obligations or the Guaranties, and Borrower, Guarantors and all other Obligated Parties ratify and confirm all of the Obligations existing as of the Acquisition Facility Closing Date.

      SECTION 7.2.  SET-OFF. Upon the occurrence of any Event of Default,
Agent and each Bank are hereby authorized at any time and from time to time to set-off and apply any and all deposits (time or demand, provisional or final) at any time held and other indebtedness at any time owing by Agent or any Bank or any Affiliate of Agent or any Bank to or for the credit or the account of any Obligated Party against any and all of the obligations, indebtedness and liability of any Obligated Party under any Loan Document irrespective of whether Agent or any Bank shall have made any demand under any Loan Document and although such obligations may be contingent and unmatured. The rights of Agent and each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Agent or any Bank may have. If after a set-off pursuant to this Section 7.2 Borrower delivers to Agent evidence satisfactory to the Requisite Banks of the amount of funds that were acquired pursuant to such set-off and that were being held at such time by Borrower or one of its Subsidiaries to pay the Obligated Parties' obligations for employee withholding and unemployment taxes, then Agent and each Bank exercising a right of set-off agrees to pay the amount of such funds to the governmental agency to whom such obligations are owed.

      SECTION 7.3.  GUARANTY OF THE OBLIGATIONS.

      (a) The Guarantors shall guarantee payment of the Obligations by execution and delivery of their respective Guaranties.

      (b) Each Guarantor shall be jointly and severally liable under its Guaranty for the full amount of the Obligations, subject to the "Maximum Amount" of such Guarantor's liability specified in its Guaranty. The relative benefits received by each of the Guarantors under this Agreement shall be deemed to be in the same proportion as the "Maximum Amount" of such Guarantor (as defined in its Guaranty) bears to the arithmetic sum of the "Maximum Amounts" of all of the Guarantors. None of the Guarantors will exercise any right of contribution against any other Guarantor until all the Obligations shall have been paid in full.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

      SECTION 8.1. INITIAL ACQUISITION FACILITY LOAN ADVANCE. In addition to the requirements set forth in Section 8.2 and 8.3, the obligation of each Bank to make its Pro Rata share of the initial Advance under the Acquisition Facility Loan and its Pro Rata share of the next Advance under the Revolving Credit Loan is subject to the conditions precedent that Agent shall have received on or prior to the day of such Advance all of the following, each dated (unless otherwise indicated) the Acquisition Facility Closing Date, in form and substance satisfactory to Agent and its counsel and in sufficient numbers for each Bank and, in the case of any actions required to be taken, evidence, in form and substance satisfactory to Agent and its counsel, that the following required actions have been taken:

            (a)   NOTES.  The Notes duly executed by Borrower;

            (b)   GUARANTIES.  A Guaranty duly executed by each Guarantor;

            (c) CORPORATE CERTIFICATES. Certificates of each Obligated Party, executed by its Chairman, President or any Vice President and its Secretary or any Assistant Secretary and in the form attached hereto as EXHIBIT "G";

            (d) GOOD STANDING AND AUTHORITY. Certificates of the appropriate Tribunals of the jurisdictions set forth opposite the name of each Obligated Party on Schedule 1 hereto, each dated a Current Date, to the effect that each such Obligated Party is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions (accompanied, if requested by Agent, by an Officers' Certificate of such Obligated Party that such Tribunal certificates are true and correct);


            (e) OPINION OF COUNSEL. A legal opinion from Johnson & Gibbs, P.C., counsel for the Obligated Parties, in the form attached hereto as Exhibit "H"; and

            (f) NO LITIGATION; CONSUMMATION OF TRANSACTION No injunction, preliminary injunction, or temporary restraining order shall exist which prohibits or may prohibit the transactions allowed herein or any other related transaction, and no litigation or similar proceeding (including without limitation any litigation or other proceeding seeking any type of injunction, any type of restraining order or any similar remedy) shall exist with respect to the transactions contemplated herein which, if adversely determined, could in the reasonable judgment of Agent have any Material Adverse Effect.

      SECTION 8.2. ANY ACQUISITION FACILITY ADVANCE. The obligation of each Bank to make any Advance under the Acquisition Facility Loan hereunder shall be subject to the following conditions precedent:

            (a) APPROVAL. Each request for an Advance under the Acquisition Facility Loan that is to be used for purposes of an Acquisition which is prohibited by Section 10.5 shall be subject to the Agent's receipt of the Banks' written approval and other documentation required by Section 10.5.

            (b) FORM U-1. Agent shall have received a Federal Reserve Form U-l provided for in Regulation U executed by an authorized officer of Borrower, the statements made in which shall be such, in the opinion of Agent, as to permit the transactions contemplated hereby in accordance with Regulation U; and

      SECTION 8.3. ANY ADVANCE. The obligation of each Bank to make each Advance under either the Acquisition Facility Loan or Revolving Credit Loan hereunder shall be subject to the following conditions precedent:

            (a) ADVANCE REQUEST FORM. The Funds Administrator and Agent shall have received an Advance Request Form executed by an authorized officer of Borrower, all of the statements in which shall be true and correct on and as of the date of the requested Advances. Each Advance Request Form shall be delivered at the time and otherwise in accordance with Section 3.3 or 4.3.

            (b) NO DEFAULT. As of the date of the making of such Advance, no Default exists;

            (c) COMPLIANCE WITH AGREEMENT. The Obligated Parties shall have performed and complied with all agreements and conditions contained herein that are required to be performed or complied with at or prior to the date of such Advance;

            (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article IX shall be true in all material respects on the date of making of such Advance with the same force and effect as though made on and as of that date, and the request by Borrower for such Advance shall constitute a representation by Borrower that such representations and warranties are true and correct as of the date of such request; provided, however, that for purposes of this subsection (d), (i) on or after the date on which Borrower delivers its audited Financial Statements to Agent and the Funds Administrator pursuant to Section 10.l(a), the reference in the first sentence of Section 9.4(a) to the Current Financials shall be a reference to the audited Financial Statements most recently delivered to the Agent and Funds Administrator by Borrower pursuant to Section 10.l(a) prior to the date of such Advance, and (ii) in each representation and warranty in Article IX that makes reference to a Schedule, the representation under this subsection (d) that such representation and warranty in Article IX shall be true in all material respects on the date of the Advance shall take into account any subsequent amendments or changes to the Schedule (i) to which Agent or the Funds Administrator has consented, which consent shall not be withheld unreasonably, (ii) which reflect changes allowed by the terms of this Agreement, or (iii) which reflect changes which could not be expected to have a Material Adverse Effect;

            (e) PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory to Agent and its counsel, and all Loan Documents shall be in form and substance satisfactory to Agent and its counsel;

            (f) CHANGE. No event shall have occurred since the date hereof with respect to any of the Obligated Parties or any of their Subsidiaries which could be expected to have a Material Adverse Effect; and

            (g) ADDITIONAL INFORMATION. Agent shall have received such additional documents, certificates from Obligated Parties, instruments, and other information as Agent or its legal counsel, Cohan, Simpson, Cowlishaw, Aranza & Wulff, L.L.P., may request.

                                   ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES

      To induce Agent and the Banks to enter into this Agreement and to make the Loans, the Obligated Parties hereby jointly and severally represent and warrant to Agent and the Banks as follows:

      SECTION 9.1.  ORGANIZATION, STANDING, QUALIFICATION. Each Obligated
Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to conduct its business and to execute and deliver, and perform its obligations under, the Loan Documents, and (c) is duly qualified to transact business as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or the nature of the assets owned by it would make such qualification necessary, except where the failure to so qualify could not be expected to have a Material Adverse Effect.

     SECTION 9.2.  AUTHORIZATION, ENFORCEABILITY, ETC.

     (a) The execution, delivery and performance by each of the Obligated Parties of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which any Obligated Party is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien (other than a Permitted Lien) upon or with respect to any asset now owned by any Obligated Party; or (iii) result in a breach of or constitute default by any Obligated Party, and no Obligated Party is in default, under any indenture, loan or credit agreement or any other agreement or instrument to which any Obligated Party is a party or by which it or any of its assets may be bound or affected, which breach or default could be expected to have a Material Adverse Effect. No Person other than an Obligated Party is in default to the extent that an Obligated Party could be materially and adversely affected under any indenture, loan or credit agreement or any other material agreement or instrument to which any Obligated Party is a party or by which it or any of its assets may be bound or affected.

      (b) No approval, authorization, order, license, permit, franchise or consent of or registration, declaration, qualification or filing with any Tribunal is required in connection with the execution, delivery and performance by each Obligated Party of the Loan Documents, or, if any such requirement exists, it has been satisfied, and proof of such satisfaction has been furnished to Agent.

      (c) The Loan Documents, when duly executed and delivered by each Obligated Party required to execute the same, will constitute legal, valid and binding obligations of each Obligated Party, enforceable against each Obligated Party in accordance with their respective terms except as the enforceability thereof may be limited by Debtor Relief Laws.

      SECTION 9.3. OWNERSHIP OF SUBSIDIARIES AND NAMES; JOINT VENTURES. The extent of the Obligated Parties' ownership of the capital stock of or equity interest in, and jurisdiction of, organization of, each of their respective Subsidiaries is as set forth on Schedule 2 and, except as set forth thereon, none of the Obligated Parties has any other Subsidiaries. All of the issued and outstanding shares of capital stock of Borrower and each of its Subsidiaries are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon any Subsidiary described on Schedule 2 granting to any Person or group of Persons any right to purchase or acquire shares of the capital stock of any such Subsidiary except as permitted by Article X.

     SECTION 9.4.  FINANCIAL STATEMENTS AND BUSINESS CONDITION.

     (a) The Current Financials fairly present the consolidated financial conditions and the results of operations of Borrower and its Subsidiaries as of, and for the portion of the fiscal year ending on, the dates thereof, all in accordance with GAAP. There were no material liabilities, direct or indirect, fixed or contingent, of the Obligated Parties as of the dates of the Current Financials which are not reflected therein or in the notes thereto, which were required to be shown by GAAP. Except for transactions directly related to, or specifically contemplated by, the Loan Documents and transactions heretofore disclosed in writing to Agent, there have been no changes in the financial condition of Borrower and its Subsidiaries from that shown in the Current Financials between such dates and the date hereof which could be expected to have a Material Adverse Effect.

      (b) On the Acquisition Facility Closing Date, and after giving effect to the transactions contemplated by this Agreement, the making of the Loans by the Banks and the execution and delivery of the Guaranty Agreements by the Guarantors (i) none of the Obligated Parties or, except as disclosed in writing to Agent on the Acquisition Facility Closing Date, any of their Subsidiaries will be insolvent and the aggregate fair market value of the assets of the Obligated Parties (including the fair market value of their equity interest in the Subsidiaries) will exceed Borrower's liabilities (including without limitation contingent liabilities) by at least $10,000,000 and (ii) each of the Obligated Parties will be able to pay its Debts as they mature. None of the Obligated Parties intends to incur, or believes that it will incur, Debt that will be beyond its ability to pay as such Debt matures. None of the Obligated Parties is engaged in any business or transaction, or is about to engage in any business or transaction for which such Obligated Party, after consummation of the above described transactions, has (a) an unreasonably small capital or (b) remaining assets that are unreasonably small in relation to the business transaction.

     SECTION 9.5. TAXES. Each Obligated Party has filed all Tax returns required to have been filed and has paid all Taxes shown to be due and Payable on such returns, including interest and penalties, and all other Taxes which are payable by it, to the extent the same have become due and payable, unless (a) the amount, applicability or validity thereof is currently being contested by an Obligated Party in good faith by appropriate action diligently conducted, and such Obligated Party has set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto or (b) the failure to have made such filings or payments could not be expected to have a Material Adverse Effect. No income Tax liability of any Obligated Party has been asserted by the Internal Revenue Service or other taxing authority for Taxes in excess of those already paid, or, if such liability has been asserted,
(i) the amount, applicability or validity thereof is currently being contested by an Obligated Party in good faith by appropriate action diligently conducted, and such Obligated Party has set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto or
(ii) all such asserted liabilities could not be expected to have a Material Adverse Effect.

      SECTION 9.6. TITLE TO PROPERTIES; LIENS. Each Obligated Party has good and marketable title to all assets purported to be owned by it (except for minor defects in title and minor encumbrances not in any case materially detracting from the value of the assets affected thereby), and all such assets are free and clear of all Liens other than Liens permitted by Section 10.23.

     SECTION 9.7. LEASES. All material leases under which any Obligated Party is lessee or tenant are in full force and effect, and there does not exist any default or potential default thereunder except to the extent that any such lease or default or potential default thereunder could not be expected to have a Material Adverse Effect.

     SECTION 9.8. BUSINESS; COMPLIANCE. Each Obligated Party has performed and complied with all material obligations required to be performed by it and is not in default under, any license, permit, order, authorization, grant, order or regulation except to the extend that such nonperformance, noncompliance or default could not be expected to have a Material Adverse Effect.

      SECTION 9.9. FRANCHISES, PATENTS, TRADEMARKS AND OTHER RIGHTS. The Obligated Parties have all franchises, permits, licenses, patents, trademarks, service marks, trade names, copyrights and other authority (collectively, the "Authorizations") as are necessary to enable them to carry on their respective businesses as now being conducted; there has not been a default under any of the Authorizations that could be expected to have a Material Adverse Effect; and none of the Authorizations conflict with the rights of other Persons, which conflict could be expected to have a Material Adverse Effect.

      SECTION 9.10. LITIGATION, PROCEEDINGS, ETC. As of the date hereof, except as set forth on Schedule 3 hereto, (a) there is no Litigation pending, or to the knowledge of the Obligated Parties, threatened against or affecting, the transactions contemplated hereby, any Obligated Party or any Obligated Party's assets at law or in equity, or before or by any Tribunal, which Litigation could be expected to have a Material Adverse Effect, (b) no accidents, acts or actions have occurred which involve any claim not fully covered by insurance or provided for by adequate reserves established by and reflected in the Current Financials which could be expected to have a Material Adverse Effect, and (c) no Obligated Party is in default with respect to any order, writ, injunction or decree of any Tribunal which could be expected to have a Material Adverse Effect.

      SECTION 9.11. COMPLIANCE WITH LAW. The business and operations of each Obligated Party have been and are being conducted in accordance with all Laws and orders of any Tribunal or arbitrator, except to the extent that any noncompliance could not be expected (either individually or collectively) to result in a Material Adverse Effect.

      SECTION 9.12. EMPLOYEE BENEFIT PLANS. Based upon ERISA and the regulations and published interpretations thereunder, each Obligated Party is in compliance with the applicable provisions of ERISA, except where such noncompliance could not be expected to have a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan, except for Reportable Events which could not be expected to have a Material Adverse Effect.

      SECTION 9.13. USE OF PROCEEDS. Proceeds of the Loans have been used as set forth in the Original Credit Agreement and the Amendments and shall be used as set forth in Articles III and IV.

      SECTION 9.14. RELATIONSHIP TO THE BANKS. No Person having "control" (as such term is defined in the Financial Institutions Regulatory and Interest Rate Control Act of 1978 ("FIRA"), or in regulations promulgated pursuant thereto) of any Obligated Party is an "executive officer", "director" or "person who directly or indirectly or in concert with one or more persons, owns, controls, or has the power to vote more than ten percent (10%) of any class of voting securities" (as such terms are defined in FIRA or in any regulations promulgated pursuant thereto) of any of the Banks.

     SECTION 9.15. INVESTMENT COMPANY ACT. No Obligated Party or Affiliate of any Obligated Party is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 9.16. PUBLIC UTILITY HOLDING COMPANY ACT. No Obligated Party or Affiliate of any Obligated Party is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 9.17. GOVERNMENT REGULATION. Neither any Obligated Party nor any Affiliate of any Obligated Party is subject to regulation under the Federal Power Act, the Interstate Commerce Act (as any of the preceding acts have been amended) or any other Law (other than Regulation X) which regulates the incurring by any Obligated Party of Borrowings.

      SECTION 9.18. REGULATION U. None of the Obligated Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the Obligated Parties nor any Person acting on behalf of the Obligated Parties has taken or will take any action which might cause any of the Loans to violate Regulation U or any other regulation of the Board or to violate the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

      SECTION 9.19. ENVIRONMENTAL LAWS. The Obligated Parties, and the Properties that they own, lease or occupy are in compliance with all Laws relating to pollution control and environmental contamination, including, but not limited to, all Laws governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of hazardous wastes, except where noncompliance could not be expected to have a Material Adverse Effect, and none of the Obligated Parties has been alleged to be in violation of, nor has been subject to any administrative or judicial proceedings pursuant to such Laws that could be expected to have a Material Adverse Effect.

      SECTION 9.20.  LABOR DISPUTES; COMPLIANCE. Except as set forth on
Schedule 4 hereto, (a) no strike, slowdown, picketing, work stoppage or other labor dispute against or affecting any Obligated Party, or premises of any of them exists or is pending or, to its knowledge, threatened, (b) no application for certification of a collective bargaining agent is pending, (c) there is no lockout of any employees by any Obligated Party, nor is any such action contemplated by any of them, (d) each Obligated Party has complied in all material respects with all Laws relating to employment, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, and occupational safety and health except where noncompliance could not be expected, individually or in the aggregate, to result in a Material Adverse Effect and (e) no Obligated Party is liable for the payment of Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing employment Laws which individually or in the aggregate could be expected to have a Material Adverse Effect.

      SECTION 9.21. BENEFIT TO OBLIGATED PARTIES. The operations of the Obligated Parties are interrelated and interdependent and, therefore, loans or extensions of credit to any one Obligated Party will produce direct financial benefits to the other Obligated Parties. The value of the consideration received and to be received by Borrower and each Guarantor as a result of such Obligated Parties entering into this Agreement and the other Loan Documents to which they are a party is reasonably worth at least as much as its liability and obligations of such Obligated Party hereunder and under the other Loan Documents to which it is a party and such liability and obligations have benefited and may reasonably be expected to benefit each Obligated Party directly.

      SECTION 9.22. ORIGINAL CREDIT AGREEMENT. As of the Acquisition Facility Closing Date, no Default exists under the Original Credit Agreement or the Amendments or any of the documents relating thereto.

                                  ARTICLE X
                                  COVENANTS

      The Obligated Parties, jointly and severally, covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any commitment hereunder, each of them will perform and observe all, and not permit or suffer any nonperformance or failure of any, of the following covenants, unless Requisite Banks shall otherwise consent in writing (which consent may be withheld or refused for any reason):

     SECTION 10.1. FINANCIAL STATEMENTS. Borrower will furnish to the Agent and the Funds Administrator:

            (a) As soon as available, and in any event within 120 days after the end of each fiscal year of Borrower, Financial Statements of Borrower and its Subsidiaries for such fiscal year showing on a consolidated basis the financial position, results of operations and cash flows as of the end of such fiscal year and for the 12-month period then ended, in each case setting forth the comparable information for the preceding fiscal year, all in reasonable detail and accompanied by the report of Ernst & Young, Arthur Andersen & Co. or other independent certified public accountants of recognized standing chosen by Borrower and consented to by Agent (provided Agent's consent shall not unreasonably be withheld), based on an audit using generally accepted auditing standards, that the Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Borrower and its Subsidiaries for the respective periods in conformity with GAAP. The report required hereby shall not be qualified on the basis that Borrower is not a going concern or otherwise qualified or limited because of restricted or limited examination by the accountants of any material portion of the records of Borrower or any of its Subsidiaries.

            (b) As soon as available, and in any event within 60 days after the last day of each of the first three fiscal quarters of each fiscal year of Borrower, Financial Statements showing on a consolidated basis the financial position, results of operations and cash flows of Borrower and its Subsidiaries as of, and for the period from the beginning of the current fiscal year to, such last day, in each case setting forth comparable information for the corresponding period of the preceding fiscal year and all in reasonable detail.

            (c) As soon as available, and in any event within 60 days after the last day of each of the first three fiscal quarters of each fiscal year of Borrower and within 120 days after the last day of each fiscal year of Borrower, balance sheets and income statements showing on a consolidating basis the financial position and results of operations of Borrower and its Subsidiaries as of, and for the period from the beginning of the current fiscal year to, such last day, substantially in the form attached hereto as Exhibit "I".

     SECTION 10.2. CERTIFICATES; SEC FILINGS; OTHER INFORMATION. Borrower will observe all of the following:

            (a) Concurrently with the delivery of the Financial Statements referred to in Subsections 10.1(a), 10.1(b), and 10.1(c), Borrower will furnish to Agent a certificate of an authorized officer of Borrower in the form attached hereto as Exhibit "J" (i) stating that no Default has occurred and is continuing or, if such officer has knowledge of a Default, the nature thereof and specifying the steps taken or proposed to remedy such Default, (ii) showing in reasonable detail the calculations showing compliance with Sections 10.15, 10.16, 10.17, 10.18, 10.19 and 10.22 using
      GAAP consistently applied with the Financial Statements as of March 28, 1993 and (iii) with respect to the certificates delivered in connection with the Financial Statements referred to in Subsection 10.1(b) and 10.1(c), certifying that the Financial Statements attached have been prepared in accordance with GAAP consistently applied (except in those circumstances disclosed therein where GAAP has not been consistently applied in the current period in relation to the preceding period) and fairly present, in all material respects (subject to year-end audit adjustments), the financial condition and results of operations of Borrower and its Subsidiaries, on a consolidated or consolidating basis, as the case may be, at the date and for the periods indicated therein.

            (b) Concurrently with the delivery of the Financial Statements referred to in Subsection 10.1(a), Borrower will also furnish to Agent a certificate of the independent accountants referred to therein to the effect that no Default has occurred with respect to the covenants contained in Sections 10.16, 10.17, 10.18 and 10.19 or, if such accountants have knowledge of a Default with respect to any such Section, specifying the nature thereof.

            (c)   As soon as available, Borrower will furnish to Agent copies
      (i) of Borrower's SEC Filings, (ii) of Borrower's annual, quarterly and other reports to shareholders, NASDAQ or any securities exchange on which any of its securities are traded, (iii) of orders issued by any Tribunal in any Litigation to which any Obligated Party or any of their respective Subsidiaries is a party, and (iv) of press releases or other statements made available generally by Borrower or any of its Subsidiaries to the public generally concerning material developments in the business or affairs of Borrower or any of its Subsidiaries.

            (d) Borrower will furnish promptly to Agent, such additional information concerning any of the Obligated Parties or any of their respective Subsidiaries as Agent may reasonably request.

      SECTION 10.3. TRANSACTIONS WITH AFFILIATES. No Obligated Party will engage or permit any Subsidiary to engage, in any transaction including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of business and upon fair and reasonable terms. Any management compensation arrangement approved by the Borrower's board of directors shall be deemed to be on fair and reasonable terms.

      SECTION 10.4.  PRESERVATION OF EXISTENCE, PROPERTIES AND BUSINESS.

      (a) Except as otherwise contemplated herein, each Obligated Party will, and will cause each of its Subsidiaries to, preserve and maintain its corporate existence.

      (b) Except as otherwise permitted herein or except where the failure to do so could not be expected to have a Material Adverse Effect, each Obligated Party will, and will cause each of its Subsidiaries to, (i) preserve and maintain all of its leases, franchises, qualifications and Rights that are necessary or desirable in the ordinary conduct of its business, (ii) operate and maintain in good condition and repair, ordinary wear and tear excepted, all of its Properties which are necessary or material in accordance with sound business practices in the proper conduct of its business, and (iii) conduct its business as presently conducted in accordance with good business practices.

      (c) None of the Obligated Parties will dissolve or liquidate except following a Disposition to another Obligated Party which is not a Foreign Subsidiary.

      SECTION 10.5.  BUSINESS COMBINATIONS.

      (a) Borrower will not effect any Combination with any other Person (including any other Obligated Party) unless (i) Borrower is the continuing or surviving corporation of the Combination; (ii) no Default shall have occurred and be continuing immediately prior to, and after giving effect to, the Combination; (iii) the corporate officers of Borrower shall not substantially change as a result of the Combination; (iv) the other party to the Combination shall be engaged in substantially the same business engaged in by Borrower immediately prior to the Combination; (v) there shall have been executed, delivered and filed such instruments, agreements, documents and papers as may be reasonably requested by Agent or any Bank to preserve and protect their Rights under the Loan Documents; and (vi) Borrower has delivered to Agent an Officer's Certificate, in form and substance reasonably satisfactory to Agent, to the effect that the conditions stated in clauses (i) through (v) preceding and in Subsection (d) below have been satisfied.

      (b) No Subsidiary will effect any Combination with any other Person (including any other Obligated Party) unless (i) no Default shall have occurred and be continuing immediately prior to, or after giving effect to, the Combination; (ii) after the Combination Borrower will remain the direct or indirect owner of all of the outstanding capital stock and other equity securities of the continuing or surviving corporation; (iii) the other party to the Combination shall be engaged in substantially the same business engaged in by Subsidiary immediately prior to the Combination; (iv) there shall have been executed, delivered and filed such instruments, agreements, documents and papers as may be reasonably requested by Agent or any Bank to (x) make the continuing or surviving corporation a party to this Agreement and other appropriate Loan Documents, and (y) preserve and protect their Rights under the Loan Documents; and (v) Borrower has delivered to Agent an Officer's Certificate, in form and substance reasonably satisfactory to Agent to the effect that the conditions stated in clauses (i) through (iv) preceding and in Subsection (d) below have been satisfied.

      (c) Except as otherwise permitted herein, no Obligated Party may effect any Disposition if the effect of such Disposition, individually and in the aggregate for all Obligated Parties would exceed four percent (4%) of Consolidated Tangible Assets as reflected in the most recent Financial Statement.

      (d) The Obligated Parties shall not effect any Acquisition (including without limitation an Acquisition in the form of a Combination permitted by Subsections (a) or (b)) unless the aggregate amount of consideration paid, issued, delivered or committed (whether currently, in installments or contingently) by the Obligated Parties to other parties in respect of the transaction could not exceed (i) as to any individual Acquisition, $27,500,000, or (ii) as to all Acquisitions committed to or consummated before December 31, 1994, $35,000,000; PROVIDED, HOWEVER, that the foregoing limitations shall not apply to any Acquisition for which the sole consideration is the common stock of Borrower.

      (e) If an Obligated Party desires to effect an Acquisition that would not be permitted by Subsection 10.5(d) and to seek a waiver of Subsection 10.5(d) as to the Acquisition in question, the Obligated Party shall request Agent to ask the Banks for a waiver and shall provide Agent all material information in such Obligated Party's possession relating to such Acquisition and any additional information or documents requested by Agent or any Bank. The Banks shall not be obligated to waive Subsection 10.5(d) as to any Acquisition; however, in declining to provide a waiver, the Banks shall take into consideration only the following, and may condition their waiver on satisfactory resolution of any concerns relating to the following:

            (1) The financial condition, management, business or other interests of the Obligated Parties and their Subsidiaries at the time the request for waiver is made, and the potential effects of such Acquisition on the financial condition, management, business or other interests of the Obligated Parties and their Subsidiaries;

            (2) The financial condition, management, business or other interests of the party that is the subject of the Acquisition;

            (3) The expected effects of such Acquisition on the Obligated Parties' future performance under this Agreement;

            (4) The need, in a Bank's opinion, for modification of any covenants under this Agreement or incorporation of additional covenants into this Agreement because of the change in circumstances brought about by such Acquisition;

            (5) The need, in a Bank's opinion, to secure or further guaranty the Loans because of the change in circumstances brought about by such Acquisition; and

            (6) Any other matters reasonably considered material and significant to any Bank, including, without limitation, conflicts of interest between a Bank and the Obligated Party relating to the subject of the Acquisition.

     SECTION 10.6. PAYMENT OF TAXES AND CLAIMS. Each Obligated Party will pay or discharge, and will cause each of its Subsidiaries (but only to the extent that the Subsidiary's assets shall be sufficient for the purpose) to pay or discharge, at or before maturity or before they become delinquent (a) all Taxes, levies, assessments, vault, water and sewer rents, rates, charges, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for nonpayment thereof, heretofore, or hereafter imposed or which may become a lien upon any property owned by Borrower, any Obligated Party or any of their respective Subsidiaries or arising with respect to the occupancy, use, possession or leasing thereof (collectively the "Impositions") and (b) all lawful Debts, including without limitation all claims for labor, material or supplies except to the extent that failure to pay or discharge the items set forth in (a) and (b) could not be expected to have a Material Adverse Effect; provided, however, that neither Borrower nor any other Obligated Party nor any of their respective Subsidiaries shall be required to pay or discharge any claim for labor, material, or supplies or any Imposition which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in conformity with GAAP have been established.

      SECTION 10.7. INSPECTION RIGHTS. At any reasonable time and from time to time, upon not less than three Business Days written notice from Agent or any Bank to Borrower, each Obligated Party will permit and will cause each of its Subsidiaries to permit, representatives of Agent or such Bank to (a) examine and make copies of the books and records of, and (b) to discuss the business, operations, and financial condition of, such Obligated Party and its Subsidiaries with their respective officers and with their independent certified public accountants, in each case at reasonable times and at the expense of Agent or such Bank.

      SECTION 10.8. KEEPING BOOKS AND RECORDS. Each Obligated Party will maintain, and will cause each of its Subsidiaries to maintain, books of record and account in conformity with GAAP (except for books of record and account of any Foreign Subsidiary, which shall be kept in conformity with generally accepted accounting principles in its jurisdiction of organization).

      SECTION 10.9. COMPLIANCE WITH LAWS. Each Obligated Party will comply, and will cause each of its Subsidiaries to comply, with all Laws and orders of any Tribunal or arbitrator except to the extent that any noncompliance could not be expected (either individually or collectively) to result in a Material Adverse Effect.

      SECTION 10.10. COMPLIANCE WITH AGREEMENTS. Each Obligated Party will comply, and will cause each of its Subsidiaries to comply, in all respects with all indentures, mortgages, deeds of trust and other agreements binding on it or affecting its properties or business, except to the extent that any noncompliance could not be expected (either individually or collectively) to result in a Material Adverse Effect.

      SECTION 10.11. NOTICES. Each Obligated Party will promptly notify, and will cause each of its Subsidiaries to promptly notify, Agent of:

            (a) the commencement of any Litigation against any of the Obligated Parties or any of their respective Subsidiaries that reasonably could be expected to have a Material Adverse Effect;

            (b) the occurrence of a default or event of default under any instrument or agreement evidencing any material Borrowings of any of the Obligated Parties or any of their respective Subsidiaries;

            (c) any other matter that reasonably could be expected to have a Material Adverse Effect;

            (d) The occurrence or anticipated occurrence of any Reportable Event arising in connection with any Plan or any other potential material liability with respect to any Plan of any Obligated Party; and

            (e)   The occurrence of any Default.

Any notification required by this Section 10.11 shall be accompanied by an Officers' Certificate of the applicable Person setting forth the details of the specified events and the action which the applicable Person proposes to take with respect thereto.

      SECTION 10.12.  COMPLIANCE WITH ERISA AND THE INTERNAL REVENUE CODE.
Each Obligated Party will comply with all material requirements of ERISA and the Internal Revenue Code, if applicable, so as not to give rise to any liability thereunder for noncompliance, except to the extent that any noncompliance could not be expected (either individually or collectively) to result in a Material Adverse Effect.

      SECTION 10.13. COMPLIANCE WITH REGULATIONS G, T, U AND X. Neither any Obligated Party nor any Person acting on its behalf will take any action which might cause this Agreement, or any of the other Loan Documents to violate, and the Obligated Parties will take all actions necessary to cause compliance with Regulations G, T, U and X and the Exchange Act, in each case as now in effect or as the same may hereafter be in effect.

      SECTION 10.14. FURTHER ASSURANCES. Each Obligated Party will execute and deliver, and will cause each of its Subsidiaries to execute and deliver, such further instruments, agreements and documents and take such further action as may be reasonably requested by Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents.

      SECTION 10.15. LIMITATION ON DEBT. Neither Borrower nor any Subsidiary of Borrower shall incur, create, assume, have outstanding, guarantee or otherwise be or become directly or indirectly liable with respect to any Debt except:

            (a)    Borrowings represented by the Loans;

            (b) Intercompany Loans, provided that the aggregate amount of Intercompany Loans to Foreign Subsidiaries shall not exceed $20,000,000;

            (c) Debt consisting of current liabilities incurred in the ordinary course of business, excluding Borrowings and accounts payable which have remained unpaid for a period of 60 days (120 days in the case of such liabilities of Foreign Subsidiaries to Persons outside of the U.S.) after the same became due unless the same shall currently be disputed or contested by Borrower or such Subsidiary in good faith and adequate reserves in accordance with GAAP have been established;

            (d)   indebtedness for Impositions to the extent not yet delinquent;
                  and

            (e) additional Borrowings in an aggregate principal amount at any time not to exceed $10,000,000; PROVIDED, HOWEVER, if a Person becomes a Subsidiary in an Acquisition or Combination permitted by Section 10.5 and has Borrowings at the time of such Acquisition or Combination, the sum of such Borrowings and the other Borrowings of Borrower and its other Subsidiaries may exceed $10,000,000 if (i) the sum of such Borrowings and the other Borrowings of Borrower and its other Subsidiaries (other than the Loans) does not exceed $20,000,000 and (ii) the sum of such Borrowings and the other Borrowings of Borrower and its other Subsidiaries (other than the Loans) is reduced to $10,000,000 or less within ninety (90) days after the Acquisition or Combination in question.

      SECTION 10.16. MINIMUM NET WORTH. Borrower will not permit the consolidated stockholder's equity of the Borrower and its Subsidiaries to be less than the amounts set forth in the table below as of the last day of each fiscal month during the periods indicated:



                  STOCKHOLDER'S EQUITY  FISCAL YEAR ENDED MARCH 31
                  --------------------  --------------------------
                     $105,000,000               1994
                     $115,000,000               1995
                     $125,000,000               1996
                     $135,000,000               1997
                     $145,000,000               1998
                     $155,000,000               1999


      SECTION 10.17. CONSOLIDATED CURRENT ASSETS TO CONSOLIDATED CURRENT LIABILITIES. Borrower and its Subsidiaries will maintain as of the last day of each fiscal month a ratio of consolidated current assets to consolidated current liabilities of not less than 1.50 to 1.0. For purposes of this ratio, all amounts owed pursuant to the Revolving Credit Loan shall be considered noncurrent liabilities.

      SECTION 10.18. MINIMUM INTEREST COVERAGE RATIO/MINIMUM CASH FLOW COVERAGE RATIO. Borrower and its Subsidiaries will maintain on a consolidated basis:

            (a) A ratio of (i) Net Income without deduction for interest expense, depreciation or income taxes (other than income taxes actually paid), to (ii) interest expense plus required principal payments, determined as of the end of each March, June, September and December, in each case for the preceding 12-month period, of not less than 1.6 to 1.0 until June 30, 1995, and of not less than 1.75 to 1.0 thereafter; and

            (b) Until December 31, 1994, a ratio of (i) Net Income, without deduction for interest expense or income taxes to (ii) interest expense, determined as of the end of each

      March, June, September and December, in each case for the preceding 12-month period, of not less than 5.0 to 1.0.

     SECTION 10.19. MAXIMUM DEBT TO CAPITALIZATION RATIO. Borrower and the Subsidiaries, on a consolidated basis, will not allow the Debt to Capitalization Ratio to exceed .45 to 1.0 as of the end of any fiscal quarter while the Obligations remain unpaid.

     SECTION 10.20. AMENDMENT OF CORPORATE DOCUMENTS. No Obligated Party will amend its certificate or articles of incorporation or bylaws as in effect on the date hereof if the effect of such amendment might reasonably be construed to adversely affect the rights of any Bank under any of the Loan Documents, or the ability of any of the Obligated Parties to perform fully its obligations under this Agreement and the Loan Documents.

      SECTION 10.21. DISTRIBUTIONS. No Obligated Party will make, or permit or suffer any of its Subsidiaries to make, any Distribution, other than Distributions to another Obligated Party which is not a Foreign Subsidiary or Distributions which are Borrower's purchases of its own common stock.

      SECTION 10.22. INVESTMENTS. No Obligated Party will have, or permit or suffer any of its Subsidiaries to have, directly or indirectly, any Investment (including without limitation any Acquisition or any Investment resulting therefrom) other than:

            (a) Permitted Investments;

            (b) Receivables;

            (c) Investments (including without limitation Intercompany Loans) in Subsidiaries; provided, however, that the aggregate amount of such Investments in Foreign Subsidiaries shall not exceed at any one time $25,000,000;

            (d) loans or other extensions of credit to employees provided such loans and extensions of credit to employees do not exceed in the aggregate for Borrower and its Subsidiaries an amount equal to $l,000,000;

            (e) not in excess of the aggregate unliquidated amount of Investments represented by Acquisitions permitted by Section 10.5(d);

            (f) promissory notes received in connection with any Disposition permitted by Section 10.5(c); and

            (g) additional Investments in any of the categories referred to in Subsections (a) through (f) above in excess of the amounts therein permitted and additional Investments of any other nature; provided that at the time of any such Investment and after giving effect thereto the aggregate unliquidated amount of Investments of the Obligated Parties permitted only by this subsection (g) shall not exceed $1,000,000.

     SECTION 10.23. NEGATIVE PLEDGE. No Obligated Party shall, at any time, create, incur, assume or permit to exist any Lien on any of its Property, other than:

            (a) Permitted Liens;

            (b) capital leases permitted under Section 10.15;

            (c) those Liens listed on Schedule 5; and

            (d) purchase money Liens upon or in Property acquired by Borrower after June 30, 1993 or Liens existing in such Property at the time of acquisition thereof, or, in the case of any Person which thereafter becomes a Subsidiary, Liens upon or in its Property existing at the time such Person becomes a Subsidiary, provided that (i) no such Lien extends or shall extend to or cover any Property of Borrower or any Subsidiary, as the case may be, other than the Property then being acquired and fixed improvements then or thereafter erected thereon, (ii) the aggregate principal amount of all Debt of Borrower and its Subsidiaries secured by all Liens described in this Subsection (d) shall not exceed in the aggregate $10,000,000 at any one time outstanding, and (iii) no such Lien or Debt secured thereby shall be extended, refunded or renewed.

     SECTION 10.24. CAPITAL EXPENDITURES. Borrower and its Subsidiaries will not make or commit to any Capital Expenditures which exceed in the aggregate an amount equal to $25,000,000 during any 12-month period determined as of the end of each March, June, September and December.

      SECTION 10.25. AGREEMENTS. None of the Obligated Parties will enter into any agreement containing any provisions which would be violated or breached by the performance of the obligations or duties of any Person under the Loan Documents.

      SECTION 10.26. INSURANCE. Borrower and its Subsidiaries shall each maintain, with companies rated A+10 or better by Best & Company, insurance policies (i) insuring their assets against loss by fire, explosion, theft and other risks and casualties as are currently insured against and (ii) insuring it and Agent as representative of the Banks against liability for personal injury and property damages relating to the Properties of Borrower and its Subsidiaries, such policies to be in such amounts and covering such risks as are currently insured against, subject to availability at commercially reasonable rates.

                                  ARTICLE XI
                                   DEFAULT

     SECTION 11.1. EVENTS OF DEFAULT. Each of the following shall be deemed an "Event of Default".

            (a) Borrower shall fail to pay within five days of the date due any payment Obligation or any part thereof.

            (b) Any representation or warranty made by any of the Obligated Parties in Article IX of this Agreement, or made (or deemed made pursuant to Section 8.3(d)) by any of the Obligated Parties (or any of their respective officers) in any Loan Document, certificate, report, notice or financial statement furnished at any time pursuant to Article VIII of this Agreement, shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

            (c) Any Obligated Party shall fail to perform, observe or comply with any of the covenants contained in Sections 10.4(c), 10.5, 10.11, 10.13, 10.18, 10.21, 10.23 and 10.25 of this Agreement or Borrower shall fail to comply with Section 10.4(a).

            (d) Borrower shall fail to perform, observe or comply with any covenant, agreement or term contained in this Agreement or any other Loan Document other than those specified in Subsections (a) and (c) above, and such failure shall remain unremedied for five consecutive Business Days following written notice thereof by Agent to Borrower.

            (e) Any of the Obligated Parties or any of their respective Subsidiaries shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Debtor Relief Law or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall admit in writing its inability to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

            (f) An involuntary proceeding shall be commenced against any of the Obligated Parties or any of their respective Subsidiaries seeking liquidation, reorganization, or other relief with respect to it or its debts under any Debtor Relief Law or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding (i) shall not have been duly contested within 30 days after the commencement of the proceeding or (ii), if duly contested within such 30 days, shall for any reason remain undismissed and unstayed for a period of 90 days after the commencement of the proceeding.

            (g) Any of the Obligated Parties or any of their respective Subsidiaries shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $1,000,000 against any of its assets or properties.

            (h) Any of the Obligated Parties or any of their respective Subsidiaries shall fail to satisfy and discharge any final non-appealable judgment or judgments against it for the payment of money in an aggregate amount in excess of $1,000,000 prior to the time any Lien arising as a result thereof attaches to any of its assets.

            (i) Any of the Obligated Parties or any of their respective Subsidiaries shall fail to pay when due and after the passage of any applicable notice and cure periods any principal of or interest on any Borrowings the total principal amount of which is equal to or in excess of $1,000,000 (other than the Obligations) or any event or condition shall occur which results in the acceleration of the maturity of any such Borrowings.

            (j) Any of the Obligated Parties or any of their respective Subsidiaries shall fail to pay when due and after the passage of any applicable notice and cure periods any principal of or interest on any Borrowings from any of the Banks (other than the Obligations) or any event or condition shall occur which results in the acceleration of the maturity of any such Borrowings.

            (k) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Obligated Party or any of their respective Subsidiaries, or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents; provided no Event of Default shall be deemed to have occurred under this Subsection (j) if the event occurring under this Subsection (j) occurred as a result of an act or failure to act by Agent or any Bank or until 30 days after the occurrence thereof if the event occurring was caused by a Person other than an Obligated Party.

            (1) The occurrence of a default or event of default under any of the Intercompany Loan Agreements.

      SECTION 11.2. REMEDIES. Upon the occurrence of an Event of Default,
Agent may and shall, at the direction of Requisite Banks, do any one or more of the following:

            (a) ACCELERATION. Declare the unpaid principal of and accrued and unpaid interest on the Notes and any of the other obligations of the Obligated Parties under the Loan Documents immediately due and payable, and the same shall thereupon become due and payable, without notice, demand, resentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower.

            (b) TERMINATION OF COMMITMENTS TO ADVANCE. Terminate the Commitments of the Bank hereunder without notice to Borrower and the other Obligated Parties.

            (c)   JUDGMENT.  Reduce any claim to judgment.

            (d) RIGHTS. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

            (e) APPLICATION OF PAYMENTS AND PROCEEDS. Apply any and all amounts held in accounts for, or received in payment of the obligations of, the Obligated Parties under the Loan Documents to the Obligations, in such order and manner as Requisite Banks may direct, or hold any such amount as additional security for repayment of the

      Obligations, notwithstanding any instruction to the contrary by Borrower or any other Obligated Party; provided that Obligated Party shall remain liable to Bank for any deficiency.

Provided, however, that upon the occurrence of an Event of Default under Subsection (e) or (f) of Section 11.1, the Commitments of all Banks hereunder shall automatically terminate, and the unpaid principal of and accrued and unpaid interest on the Notes and all of the other obligations of the Obligated Parties under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby waived by Borrower. Upon the occurrence of any such Event of Default, Banks may exercise all rights and remedies available to them at law or in equity, under the Loan Documents, or otherwise.

      SECTION 11.3.  PERFORMANCE BY AGENT. If Borrower or any other
Obligated Party shall fail to perform any covenant, duty, or agreement in accordance with the terms of the Loan Documents, and such failure shall remain unremedied for five consecutive Business Days following written notice thereof by Agent, Agent may at the direction of Requisite Banks perform, or attempt to perform, such covenant, duty, or agreement on behalf of Borrower or any other Obligated Party. In such event, Agent shall give the applicable Obligated Party prompt written notification of its intent to perform or attempt to perform such covenant, duty or agreement and Borrower shall at the request of Agent, promptly pay any amount expended by Banks or Agent on its behalf in such performance or attempted performance to Agent, for the account of Agent or the Banks who actually expended such amounts, together with interest thereon at the Default Rate through the date of such expenditure by Agent or the Banks (as appropriate) until paid. Notwithstanding the foregoing, it is expressly agreed that neither Agent nor any Bank shall have any liability or responsibility for the performance of any obligations of Borrower or any other Obligated Party under the Loan Documents.

                                 ARTICLE XII
                                  THE AGENT

      SECTION 12.1. APPOINTMENT, POWERS AND IMMUNITIES. In order to expedite the various transactions contemplated by this Agreement, the Banks hereby appoint TCB to act as their Agent hereunder and under each of the other Loan Documents. TCB consents to such appointment and agrees to perform the duties of Agent as specified herein. The Banks authorize and direct Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of Agent for the Banks, together with such rights and powers as are reasonably incidental thereto. Agent is hereby expressly authorized as Agent on behalf of itself and the other Banks:

            (a) To receive on behalf of each of the Banks any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Bank its share of all payments so received as provided in this Agreement;

            (b) To receive all documents and items to be furnished under the Loan

      Documents;

            (c) To act as nominee for and on behalf of the Banks in and under the Loan Documents;

            (d) To arrange for the means whereby the funds of the Banks are to be made available to Borrower;

            (e) To distribute to the Banks information, requests, notices, payments, prepayments, documents, and other items received from Borrower, the other Obligated Parties and other Persons;

            (f) To execute and deliver to Borrower, the other Obligated Parties and other Persons all requests, demands, approvals, notices, and consents received from the Banks;

            (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Bank all rights and remedies of the Banks upon the occurrence of any Event of Default specified in the Loan Documents; and

            (h)   To take such other actions as may be requested by Requisite
      Banks.

Agent (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank, (ii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Requisite Banks, and (iii) shall not be responsible for any action taken or omitted to be taken by it or by any of its officers, directors, agents or employees hereunder or under any other Loan Document, except for its own gross negligence or willful misconduct and that of its officers, directors, agents or employees while acting within the scope of their employment or agency. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Requisite Banks, and such instructions of Requisite Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

      SECTION 12.2. RIGHTS AS A BANK. With respect to its Commitment to lend hereunder and Advances made by it, Agent in its capacity as a Bank and not as Agent shall have the same rights and powers hereunder as the other Banks and may exercise the same as though it were not Agent for the Banks, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may (without having to account therefor to any bank) accept deposits from, lend money to, provide financial advisory and merchant banking services to, and generally engage in any kind of banking, depositary, trust, financial advisory or other business with Borrower, any other Obligated Party, any of their respective Affiliates and any of their officers, directors and employees as if it were not acting as Agent, and Agent may accept fees and other consideration from Borrower, any other Obligated Party, any of their respective Affiliates and any of their officers, directors and employees (in addition to the agency or arrangements fees heretofore agreed to between Borrower and Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

      SECTION 12.3. SHARING OF PAYMENTS. All payments of principal and interest received in payment of amounts owing in connection with the Loans shall be promptly distributed by Agent to the Banks, each Bank to receive its Pro Rata portion of each Loan in immediately available funds. Any and all other amounts received by Agent as payment on the Obligations shall be promptly distributed to the Banks, each Bank to receive its Pro Rata portion thereof in immediately available funds unless this Agreement or any other Loan Document directs that Agent distribute such amounts in an alternative manner. If any Bank shall obtain payment of any principal of or interest on any Loan made by it to Borrower under this Agreement or payment of any other Obligations under the Loan Documents then owed by Borrower or any other Obligated Party to such Bank through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Banks participations in that Loan made by the other Banks hereunder in such amounts, and make such other adjustments from time to time such that each Bank shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) in accordance with its Pro Rata portion thereof. To such end all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Obligated Party agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Loans made by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans to Borrower in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or affect the right of any Bank to exercise and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of Borrower or any other Obligated Party.

      SECTION 12.4.  NO LIABILITY OF AGENT OR FUNDS ADMINISTRATOR;
INDEMNITY. Neither Agent, nor the Funds Administrator, nor any of their Affiliates, officers, directors, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or otherwise in connection with this Agreement, except for its or their own gross negligence or willful misconduct. The Banks hereby agree to indemnify Agent and the Funds Administrator against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), and disbursement of any kind or nature whatsoever (to the extent not paid by Borrower and to the extent not attributable to Agent's, the Funds Administrator's, or their Affiliates', officers', directors', employees' or agents' gross negligence or willful misconduct) resulting from any action taken or omitted to be taken by Agent or the Funds Administrator on their own behalf or on behalf of the other Banks under the Loan Documents; provided that each Bank shall only be liable to Agent and the Funds Administrator for its Pro Rata portion of the amounts due Agent or the Funds Administrator as a result of the indemnification provided for herein. THE EXPRESS INTENTION OF THE BANKS IS THAT AGENT AND THE FUNDS ADMINISTRATOR SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS'
FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF AGENT OR THE FUNDS ADMINISTRATOR.

Each Bank agrees that it has, independently and without reliance on Agent, the Funds Administrator or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon Agent, the Funds Administrator or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Neither Agent nor the Funds Administrator shall be responsible to the Banks for any recitals, statements, representations, or warranties contained in this Agreement, or in any other Loan Document, or of the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document or for any failure by Borrower or any Obligated Party to perform any of its obligations under this Agreement or any other Loan Document. Neither Agent nor the Funds Administrator shall be required to keep itself informed as to the performance or observance by Borrower or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of Borrower or any Obligated Party.

      SECTION 12.5. AGENT'S EMPLOYEES; FUNDS ADMINISTRATOR. Agent may execute any and all duties under the Loan Documents by or through agents or employees and shall be entitled to advice of counsel pertaining to all matters thereunder. Without limiting the rights of Agent under the preceding sentence, Agent may execute any and all of its duties under the Loan Documents through the Funds Administrator, in which case the Funds Administrator shall be entitled to the Rights under the Loan Documents available to Agent if Agent had executed such duties.

      SECTION 12.6. RELIANCE BY AGENT. Agent shall be entitled to rely on any notice, consent, certificate, schedule, affidavit, letter, telegram, teletype message, statement, order or other document believed to be genuine and correct and to have been signed or sent by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts. Agent and the Obligated Parties may deem and treat the original Banks hereunder as the owners of their respective Notes for all purposes hereof until receipt by Agent and the Obligated Parties of notice of assignment or transfer of any interest therein by any Bank. Any request, authority or consent of any holder of any of the Notes shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Notes.

      SECTION 12.7. SEVERAL COMMITMENTS. Except as expressly provided in this Section 12.7, the obligations of the Banks under this Agreement are several. The default by any Bank in making an Advance in accordance with its Commitment shall not relieve the other Banks of their obligations under this Agreement. In the event of any default by any Bank in making an Advance, each nondefaulting Bank shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder; provided, however, that TCB shall have the obligation to make such defaulting Bank's Advance available to Borrower, will be entitled to all interest attributable thereto until reimbursed therefor, and will be deemed to be the holder of the outstanding indebtedness represented thereby for purposes of determining Requisite Banks and for determining Pro Rata portions. In no event shall any Bank other than TCB be required to advance any amount or amounts which shall in the aggregate exceed such Bank's Commitment. Nothing in this Section shall be construed as releasing, modifying, or waiving the obligation of each Bank to forward to Agent funds to meet all requested Advances pursuant to the terms of the Loan Documents.

      SECTION 12.8. SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Banks and Borrower, and should Agent (a) fail or refuse to take any action hereunder requested by the required percentage of Banks, (b) be declared insolvent or (c) in its individual capacity as a Bank sell, assign or otherwise participate (otherwise than to its Affiliates) its right, title and interest in the Loans and the Loan Documents such that, after giving effect to such sales, assignments or participations, its Pro Rata share of all of the Loans is reduced below 6.49%, the Requisite Banks shall have the right to appoint a successor Agent acceptable to Borrower. If no successor Agent shall have been appointed hereunder within 30 days after Agent's notice of resignation or removal, then the resigning or removed Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the U.S. or any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of this appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was Agent.

                                 ARTICLE XIII
                                 MISCELLANEOUS

     SECTION 13.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any Note, nor consent to any departure by any Obligated Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Banks in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in
Article VIII (if and to the extent that the Advance which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Loans over the aggregate amount of Loans outstanding immediately prior to such Advance), (b) reduce or increase the amount or alter the terms of the Commitments of any Banks or subject any Banks to any additional obligations, (c) reduce the principal of, or rate or amount of interest applicable to any Loan other than as provided in this Agreement, or any fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees hereunder, (e) change this Section 13.1, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder, or (g) release any Guaranty or any collateral securing the Obligations; and provided, that no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Banks required above to take such action, affect the rights or duties of Agent under this Agreement or any Note.

     SECTION 13.2. NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopied, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice return receipt requested, upon receipt, in each case given or addressed as aforesaid.

      SECTION 13.3. NO WAIVER; REMEDIES. No failure on the part of any Bank or Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Obligated Party in any case shall entitle the Obligated Party to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 13.4. COSTS, EXPENSES AND TAXES. Each Obligated Party agrees to pay on demand (i) all costs and expenses of Agent in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and all other Loan Documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities under this Agreement, the Notes and the other Loan Documents, and any modification, supplement or waiver of any of the terms of this Agreement, and (ii) all reasonable costs and expenses of Agent (including reasonable counsels' fees) in connection with the enforcement of this Agreement, the Notes and any other Loan Document. In addition, each Obligated Party shall pay any and all stamp and other Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the Notes and the other documents to be delivered hereunder, and agrees to save Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, any Note and any other Loan Document. Without prejudice to the survival of any other obligations of the Obligated Parties under this Agreement, the Notes or any other Loan Document, the obligations of Obligated Parties under this Section 13.4 shall survive the termination of this Agreement and repayment of the Notes.

      SECTION 13.5.  INDEMNITY.

      (a) Each of the Obligated Parties shall indemnify Agent, the Funds Administrator, the Banks and each Affiliate thereof and their respective directors, officers, employees, attorneys and agents ("Indemnitee") from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, liabilities, damages or expenses of any kind or nature whatsoever (INCLUDING WITHOUT LIMITATION, THOSE ARISING OUT OF NEGLIGENCE OF ANY INDEMNITEE) which may be incurred by or asserted against or involve any Indemnitee as a result of or arising out of or in any way related to (i) any of the Loan Documents, any of the Loans or any actual or proposed use by any of the Obligated Parties of any of the proceeds of any extension of credit by the Bank hereunder or any breach by any of the Obligated Parties of any of the Loan Documents or (ii) any Litigation (including any threatened Litigation) relating to any of the foregoing, and the Obligated Parties shall reimburse and, upon demand by any Indemnitee, shall pay or reimburse such Indemnitee for any legal or other expenses (including allocated costs of internal counsel) incurred by such Indemnitee in connection with investigating, defending or preparing to defend any pending or threatened Litigation (including any inquiry or investigation); provided, however, no Obligated Party shall be obligated to pay or make reimbursement for any settlement to which Borrower has not consented (which consent will not be unreasonably withheld); and, provided, further, no Obligated Party shall not be liable for any liability, loss, damage or expense to any Indemnitee if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such liability, loss, damage or expense resulted from the gross negligence or willful misconduct of such Indemnitee. None of Agent and the Banks shall be responsible or liable to any other Person for consequential damages which may be alleged as a result of any of the Loan Documents.

      (b) Without prejudice to the survival of any other obligations of the Obligated Parties under any of the Loan Documents, the obligations of the Obligated Parties under this Section 13.5 shall survive the termination of this Agreement and payment of the Notes.

      SECTION 13.6. FEES. In addition to any other fees provided for herein, Borrower agrees to pay to TCB for TCB's own account in immediately available funds all fees described in the agreements between TCB and Borrower.

      SECTION 13.7. GOVERNING LAW. This Agreement, all Notes and all other documents executed in connection herewith, shall be deemed to be contracts and agreements executed by the Obligated Parties, Agent and the Banks under the laws of the State of Texas and of the U.S. and for all purposes shall be construed in accordance with, and governed by, the laws of said State and of the U.S. Without limitation of the foregoing, nothing in this Agreement or in the Notes shall be deemed to constitute a waiver of any rights which Bank may have under applicable federal legislation relating to the amount of interest which Bank may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where Bank is located. Agent, the Banks and the Obligated Parties further agree that insofar as the provisions of Article 1.4, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, are applicable to the determination of the Maximum Rate with respect to the Notes, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to the Notes; provided, however, that to the extent permitted by such Article, Agent may from time to time by notice from Agent to the Obligated Parties and Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans outstanding under the Notes. The provisions of Chapter 15 of Subtitle 3 of the said Title 79 do not apply to this Agreement or any Note issued hereunder.

     SECTION 13.8. MAXIMUM INTEREST RATE. No provision of this Agreement or of any other Loan Document shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable Law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Agent or any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
(c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate. In addition to the foregoing, the Bank shall be permitted to cure any violation or alleged violation of applicable usury laws in any manner permitted by Tex. Rev. Civ. Stat. Ann. article 5069-1.06.

      SECTION 13.9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants contained herein or in any of the Loan Documents, or made in writing by the Obligated Parties in connection herewith, shall survive the execution and delivery of this Agreement and of the Notes, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided that the undertaking of the Banks to make Loans to the Obligated Parties shall not inure to the benefit of any successor or assign of the Obligated Parties.

      SECTION 13.10. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Obligated Parties, Agent, and when Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Obligated Parties, Agent, and each Bank and their respective successors and assigns.

      SECTION 13.11.  SUCCESSORS AND ASSIGNS PARTICIPATIONS.

     (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Obligated Parties, Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. None of the Obligated Parties may assign or transfer any of its Rights or obligations hereunder without the written consent of all the Banks.

      (b) Each Bank may, with the prior written consent of Agent (except for participations to a Bank's Affiliates) but without the consent of the Obligated Parties, sell participations to one or more banks or other entities in all or a portion of its Rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other
entities shall be entitled to the cost protection provisions contained in
Article VI and Section 13.4, but only to the extent that such protection would have been available to such Bank, calculated as if no such participations had been sold, and (iv) the Obligated Parties, Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's Rights and obligations under this Agreement; provided further, that such Bank shall retain the sole Right and responsibility to enforce the obligations of the Obligated Parties relating to the Loans including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; but such Bank may grant a participant rights (which shall be no greater than Bank's rights insofar as Borrower is concerned) with respect to (y) amendments, modifications or waivers with respect to any fees payable hereunder (including, without limitation, the amount and the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans and
(z) any extension of the Termination Date.


      (c) Each Bank may assign, with the prior written consent of the Obligated Parties (which shall not be unreasonably withheld) to one or more assignees, all or a portion of its interests, Rights, and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement and shall be in a minimum principal amount of $5,000,000, (ii) the amount of the Commitment of the assigning Bank remaining after each such assignment (determined as of the date of the Assignment and Acceptance) shall be in a minimum principal amount of $5,000,000 and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of EXHIBIT "K" hereto (an "Assignment and Acceptance"), together with a properly completed Administrative Questionnaire, any Notes subject to such assignment and a processing and recordation fee of $2,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereby, and (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Acceptance (and in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

      (d) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee shall confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligated Parties or the performance or observance of its respective obligations under this Agreement or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement together with copies of the Financial Statements referred to in Sections 9.4 or 10.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Agent to take such action on behalf of such assignee and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank and (vii) each assignee organized under the laws of a jurisdiction outside the U.S., agrees to provide the forms prescribed by the Internal Revenue Service of the U.S. certifying as to the assignee's exemption from U.S. withholding taxes with respect to all payments to be made to the assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

      (e) Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Obligated Parties, Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Obligated Parties or any Bank at any reasonable time and from time to time upon reasonable prior notice.

      (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee together with any Notes subject to such assignment and the written consent to such assignment, Agent shall, if such Assignment and Acceptance has been completed and is precisely in the form of EXHIBIT "K" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and the Obligated Parties. Within five Business Days after receipt of such notice, Borrower shall execute and deliver to Agent in exchange for the surrendered Notes new Notes to the order of such assignee in an amount equal to its portion of the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained any Commitment hereunder, new Notes to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of EXHIBIT "D", EXHIBIT "E" or EXHIBIT "F", as applicable, hereto. Cancelled Notes shall be returned to Borrower. Borrower shall not be liable for the expenses incurred by the assigning Bank and assignee with respect to the delivery of new Notes to the assignee.

      (g) Agent and each Bank shall preserve the confidentiality of any confidential information relating to the Obligated Parties received from the Obligated Parties.

Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.11 disclose to the assignee or participant or proposed assignee or participant any information relating to the Obligated Parties furnished to such Bank by or on behalf of the Obligated Parties; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Obligated Parties received from such Bank.

     SECTION 13.12.  ASSUMPTION OR SUBSTITUTION.

     (a) If an Obligated Party desires to effect an Acquisition that would not be permitted by Section 10.5(d) by seeking a waiver pursuant to Section 10.5(e) and at least three Banks, but not all of them, have provided the waiver, any one or more of the Banks providing a waiver may (but shall not be obligated to) assume all or a portion of the Commitment and Loans of the Banks which did not provide a waiver.

      (b) The Banks electing to assume the Commitment and Loans of another Bank shall provide a written notice of such election to the Agent, the Funds Administrator, the other Banks and the Obligated Parties within 15 days after the Banks' decisions with respect to the waiver requested under Section 10.5(e) were delivered to the Obligated Party.

      (c) The election contained in such written notice shall be irrevocable and shall constitute the Bank's agreement to assume and purchase all or such portion of the interests, Rights, and obligations of such other Bank(s) under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the Notes held by it). Such Commitments and Loans, or portion thereof, to be assumed by the assuming Banks shall be allocated proportionately among those Banks who have elected to assume the same in accordance with the respective Commitments and Loans of such assuming Banks as of the date of the last Bank's election to assume (PROVIDED, HOWEVER, in no event shall a Bank be required to assume an amount or portion of the Commitments and Loans of the other Banks in excess of the amount which such Bank agreed to assume pursuant to the immediately preceding sentence) or on such other basis as such assuming Banks agree.

      (d) The Agent shall promptly notify the Borrower, the Funds Administrator and the other assuming Banks whenever it receives any notice from a Bank pursuant to this Section 13.12.

      (e) If the assuming Banks do not elect as provided in subsection (c) to assume all of the other Banks' Commitments and Loans, the Borrower may designate, by written notice to Agent and the assuming Banks, one or more eligible assignees not a party to this Agreement to assume and purchase all or such portion of the interests, Rights, and obligations of such other Bank under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the Notes held by it), at a price equal to the unpaid principal amount of such Loans plus all accrued and unpaid interest thereon, and all other fees, costs and expenses owed to such Bank hereunder. No designation of a nominee shall be effective unless the Agent shall have received approval of such nominee, together with the portion of the total Commitment and Loans to be assumed by it, from the assuming Banks representing at least 66-2/3% of the aggregate Commitments and Loans of all assuming Banks (which approval shall not be unreasonably withheld).

      (f) Each assumption and purchase under this Section 13.12 shall be effective when each of the following conditions has been satisfied in a manner satisfactory to the Agent:

            (1) each assuming Bank, each Assignee and the nonconsenting Banks have executed an Assignment and Acceptance pursuant to Section 13.11 as to all of such non-consenting Banks' interests, Rights, and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the Notes held by it).

            (2) each nominee shall have completed and delivered to the Agent an Administrative questionnaire.

      (g) If the assuming Banks do not elect as provided in subsection (c) to assume all of the non-consenting Banks' Commitments and Loans and the Borrower does not effectively designate one or more eligible assignees to assume the Commitments of and purchase the Loans of the non-consenting Banks as contemplated hereby, the Borrower's request for a waiver under Section 10.5(e) shall be deemed to have been refused.

      SECTION 13.13. INVALID PROVISIONS. If any provision of any of the Loan Documents is held to be illegal, invalid or unenforceable under any present or future Laws effective during the term thereof, such provision shall be fully severable; the appropriate Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      SECTION 13.14. NUMBER AND GENDER OF WORDS. Whenever in any of the Loan Documents the singular number is used, the same shall include the plural, where appropriate, and vice versa, and words of any gender shall include each other gender where appropriate.

      SECTION 13.15. DESCRIPTIVE HEADINGS. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

      SECTION 13.16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      SECTION 13.17. LETTER OF CREDIT ADVANCES. In accordance with the terms of this Agreement, each of the parties hereto acknowledges and agrees that any amounts advanced by

TCB pursuant to letters of credit issued in favor of one or more Obligated Parties will constitute "Obligations" hereunder and will be subject to and entitled to the benefits of the Events of Default and related rights and remedies under Article 11 hereof. Each letter of credit shall be evidenced by a separate written agreement, and nothing herein shall obligate TCB to issue any letter of credit of behalf of any Obligated Party.

      SECTION 13.18. ENTIRE AGREEMENT. THIS AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO), THE OTHER LOAN DOCUMENTS, AND THE FEE AGREEMENTS REFERRED TO IN SECTION 13.6 CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.2(A) OF THE TEXAS BUSINESS AND COMMERCE CODE AND REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    BORROWER:

                                    BANCTEC, INC., a Delaware corporation



                                    By:   /s/ Gary T. Robinson
                                       -----------------------------------
                                          Gary T. Robinson
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

                                    DOMESTIC SUBSIDIARIES:

                                    BANCTEC USA, INC., a Delaware corporation



                                    By:   /s/ Gary T. Robinson
                                        ----------------------------------
                                          Gary T. Robinson
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

                                    BTI SYSTEMS, INC., a Pennsylvania
                                    corporation



                                    By:   /s/ Gary T. Robinson
                                       -----------------------------------
                                          Gary T. Robinson
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

                                    BANCTEC (PUERTO RICO), INC.,
                                          a Delaware corporation



                                    By:   /s/ Gary T. Robinson
                                       -----------------------------------
                                          Gary T. Robinson
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

                                    BANCTEC (MANAGEMENT), INC.,
                                          a Delaware corporation



                                    By:   /s/ Gary T. Robinson
                                        ----------------------------------
                                          Gary T. Robinson
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

                                    BANCTEC THIRD PARTY MAINTENANCE
                                          INC., a Texas corporation



                                    By:   /s/ Gary T. Robinson
                                       -----------------------------------
                                          Gary T. Robinson
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer



                                    AGENT/TCB:

                                    TEXAS COMMERCE BANK,
                                          NATIONAL ASSOCIATION,
                                          a national banking association,



                                    By:   /s/ Mark J. Denton
                                       -----------------------------------
                                          Mark J. Denton
                                          Senior Vice President


                                                Address for Notices:

                                                Texas Commerce Tower
                                                2200 Ross Avenue
                                                Dallas, Texas  75201

                                    FUNDS ADMINISTRATOR:

                                    TEXAS COMMERCE BANK
                                          NATIONAL ASSOCIATION,
                                          a national banking association,



                                    By:  /s/ W.O. Clifford
                                       -----------------------------------
                                         W.O. Clifford




                                                Address for Notices:

                                                712 Main Street
                                                Mail Station 8 TCBS 27
                                                Houston, Texas  77002

                                    BANKS:

Pro Rata Percentage                 TEXAS COMMERCE BANK, NATIONAL
TERM LOAN 33.77%                          ASSOCIATION
REVOLVING CREDIT LOAN 33.77%
ACQUISITION FACILITY LOAN
      32.72727273%
ALL LOANS 33.146%                   By:   /s/ Mark J. Denton
                                       -----------------------------------
                                          Mark J. Denton
                                          Senior Vice President

                                                Address for Notices:

                                                c/o Texas Commerce Bank
                                                   National Association
                                                2200 Ross Avenue
                                                Dallas, Texas  75201

                                                Domestic Lending Office:

                                                c/o Texas Commerce Bank
                                                   National Association
                                                2200 Ross Avenue
                                                Dallas, Texas  75201

                                                Eurodollar Lending Office:

                                                c/o Texas Commerce Bank
                                                   National Association
                                                2200 Ross Avenue
                                                Dallas, Texas  75201

Pro Rata Percentage:                      COMERICA BANK
TERM LOAN 27.27%
REVOLVING CREDIT LOAN 27.27%
ACQUISITION FACILITY LOAN
      7.272727272%
ALL LOANS 15.292%                         By: /s/ James R. Phillips
                                             ----------------------------------
                                                Name: James R. Phillips
                                                     --------------------------
                                                Title: Assistant Vice President
                                                      -------------------------

                                                Address for Notices:

                                                One Detroit Center
                                                500 Woodward Ave. MC 3281
                                                Detroit, Michigan  48226

                                                Domestic Lending Office:

                                                One Detroit Center
                                                500 Woodward Ave. MC 3281
                                                Detroit, Michigan  48226

                                                Eurodollar Lending Office

                                                Comerica Bank
                                                Grand Cayman Deposits
                                                Tower 100 - Renaissance Center
                                                Detroit, Michigan  48243-3085

Pro Rata Percentage:                      NATIONSBANK OF TEXAS, N.A.
TERM LOAN 15.58%
REVOLVING CREDIT LOAN 15.58%
ACQUISITION FACILITY LOAN
      29.0909090909%
ALL LOANS 23.673%                         By:   /s/ Richard J. Pettit
                                             -----------------------------
                                                Richard J. Pettit
                                                Vice President


                                          Address for Notices:

                                          NationsBank of Texas, N.A.
                                          NationsBank Plaza, 7th Floor
                                          901 Main Street
                                          Dallas, Texas  75202

                                          Domestic Lending Office:

                                          NationsBank of Texas, N.A.
                                          NationsBank Plaza, 7th Floor
                                          901 Main Street
                                          Dallas, Texas  75202

                                          Eurodollar Lending Office:

                                          NationsBank of Texas, N.A.
                                          NationsBank Plaza, 7th Floor
                                          901 Main Street
                                          Dallas, Texas  75202

Pro Rata Percentage:                     NATIONAL CITY BANK, KENTUCKY
TERM LOAN 11.69%
REVOLVING CREDIT LOAN 11.69%
ACQUISITION FACILITY LOAN
      18/181818181%
ALL LOANS 15.578%                         By: /s/ Don R. Pullen
                                             -----------------------------
                                                Name: Don R. Pullen
                                                     ---------------------
                                                Title: Vice President
                                                      --------------------

                                                Address for Notices:

                                                National City Bank, Kentucky
                                                101 South Fifth Street
                                                Louisville, Kentucky  40202

                                                Domestic Lending Office:

                                                National City Bank, Kentucky
                                                101 South Fifth Street
                                                Louisville, Kentucky  40202

                                                Eurodollar Lending Office:

                                                National City Bank, Kentucky
                                                101 South Fifth Street
                                                Louisville, Kentucky  40202

Pro Rata Percentage:                      NBD BANK, N.A.
TERM LOAN 11.69%
REVOLVING CREDIT LOAN 11.69%
ACQUISITION FACILITY LOAN
      12.727272727%
ALL LOANS 12.311%                         By: /s/ D. Andrew Bateman
                                             ------------------------------
                                                Name: D. Andrew Bateman
                                                     ----------------------
                                                Title: First Vice President
                                                      ---------------------

                                                Address for Notices:

                                                NBD Bank, N.A.
                                                611 Woodward
                                                Detroit, Michigan 48226
                                                Attn:  Robert Rummell
                                                       National Banking Division

                                                Domestic Lending Office:

                                                NBD Bank, N.A.
                                                611 Woodward
                                                Detroit, Michigan 48226

                                                Eurodollar Lending Office:

                                                NBD Bank, N.A.
                                                611 Woodward